UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No. 1)

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IQVIA HOLDINGS INC.

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February 18, 2020

IQVIA HOLDINGS INC. 83 Wooster Heights Road Danbury, CT 06810

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of IQVIA Holdings Inc. on Monday, April 6, 2020, at 9:00 am E.D.T. at the Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, Connecticut. The Notice of 2020 Annual Meeting of Stockholders and the Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide further information about IQVIA.

At IQVIA, we remain keenly focused on executing our strategy to advance healthcare treatment through leveraging unparalleled information, analytics, technology and knowledge assets. Every step we take in this journey brings us closer to our strategic purpose of improving patient outcomes. In the final year of our three-year merger integration program, IQVIA delivered strong operational and financial performance, as well as attractive returns to you, our shareholders.

2019 exceeded expectations. Reported revenue grew to $11.1 billion, representing 8.0 percent year-over-year constant currency growth. Our Technology and Analytics Solutions and Research and Development Solutions segments contributed significantly to our results, delivering 10.7 percent and 6.9 percent growth, respectively. Adjusted Diluted Earnings per Share of $6.39, increased 15.1 percent.

These strong results were driven by numerous operational achievements across our organization.

•

Our Technology Solutions business had a pivotal year, with Orchestrated Customer Engagement (OCE) gaining significant traction, earning deserved credibility in the market. We won 50 new OCE deals in 2019, compared to 30 in 2018, the first full year post-launch. To date, we have four top-15 pharmaceutical clients who have made the decision to adopt our superior platform.

•

In Real World, we continued to build on our position as the market thought leader, driving innovations such as the use of real world comparator arms to eliminate the need for a placebo group. The team continues to invest in our rich clinical data assets, which now stands at 800 million non-identified patients globally.

•

The Research and Development Solutions team won business with over 250 new clients during the year. Importantly, we formed two preferred provider agreements with top 15 pharmaceutical clients. Our “see more, win more” strategy is working. We are clearly seeing more and winning more trials as sponsors come to realize the benefit of our highly differentiated capabilities. Our Research and Development Solutions backlog at December 31, 2019 reached a record $19 billion.

•

Contract Sales and Medical Solutions continued its turnaround in 2019. A new regionalized go-to-market approach, combined with a differentiated offering, drove new wins in the market and returned this business to growth.

•

We were named to FORTUNE’s list of World’s Most Admired Companies, recognized as one of America’s Best Employers for Women by Forbes, awarded Best Contract Research Organization Full-service Provider by Scrip Awards, and selected as the leader in Real World Data and Real World Evidence Services in a 2019 Life Science Strategy Group report.

We maintain a strong balance sheet, flexible capital structure and attractive free cash flow profile that enables investments to further drive innovation and the continued return of cash to shareholders. During 2019, we completed a number of tuck-in acquisitions to further expand our technology platform and invested a further $582 million in internal development, mainly in software development and our technology infrastructure. We also returned $945 million to shareholders through the repurchase of 6.6 million shares.

Our company remains uniquely positioned to address some of healthcare’s most complex challenges. We will continue to invest and innovate to advance patient outcomes and deliver value to our shareholders.

Ari Bousbib

Chairman and Chief Executive Officer

IQVIA 2020 PROXY STATEMENT

Notice of 2020 Annual Meeting

of Stockholders

2020 ANNUAL MEETING INFORMATION

Time and Date:

9:00 a.m. E.D.T.,

Monday, April 6, 2020

Place:

Ethan Allen Hotel

21 Lake Avenue Extension

Danbury, Connecticut

Record Date:

February 12, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to Be Held April 6, 2020:

Our Notice of Meeting, Proxy Statement, Form of Proxy Card and 2019 Annual Report are available at: https://materials.proxyvote.com/46266C

YOUR VOTE IS IMPORTANT

To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

INTERNET Go to the website shown on your proxy card and related instructions

TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form

Mail Mark, sign and date your proxy card and return it in the postage-paid envelope

AGENDA

•	Proposal 1: Election of three Class I director nominees named in the accompanying Proxy Statement for a three-year term

•	Proposal 2: Advisory (non-binding) vote to approve executive compensation (say-on-pay)

•	Proposal 3: Ratification of our Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020

•	Other business, if properly raised

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” each of the other proposals. The full text of these proposals is set forth in the accompanying Proxy Statement. Registered stockholders of the Company at the close of business on the record date are eligible to vote at the meeting.

We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the meeting and appointing a proxy under “About the 2020 Annual Meeting” on page 90 of the Proxy Statement.

By Order of the Board of Directors,

Eric M. Sherbet

Executive Vice President,

General Counsel and Secretary

February 18, 2020

Danbury, Connecticut

IQVIA 2020 PROXY STATEMENT	| i

1	Proxy Statement Summary

11	Proposal No. 1: Election of Directors

12	Board Composition

14	Board of Directors

21	IQVIA’s Corporate Governance

21	Documents Establishing our Corporate Governance

22	Corporate Governance Practices

23	Leadership Structure

24	Board Structure

24	Director Independence

25	Committees of the Board

29	Board’s Role in Risk Oversight

29	Succession Planning for Directors and Executive Officers

30	How to Contact the Board and its Committees

31	Sustainability and Corporate Citizenship

34	Stockholder Engagement

36	Director Compensation

36	Non-Employee Director Compensation Program

37	2019 Director Compensation

39	Proposal No 2: Non-Binding Vote on Executive Compensation

40	Compensation Discussion and Analysis

41	Strong Performance
43	Sound Pay Practices
43	Compensation Philosophy

44	Overview of our Executive Compensation Program

46	Elements of Compensation

50	Retirement, Perquisites and Termination Benefits

52	Disciplined Assessment to Determine Pay

52	2019 Named Executive Officers

52	2019 Compensation Determinations

52	2019 Amendment to Chief Executive Officer’s Employment Agreement

53	2019 Base Salary

53	2019 Short-Term Incentive Awards

61	2019 Long-Term Incentive Awards

62	Perquisites

63	Pay is Aligned with Performance

64	Rigorous Accountability, Risk-Mitigation and Recovery Provisions

65	Risk Assessment

65	Tax Deductibility

66	Compensation Committee Report

67	Compensation of Named Executive Officers

67	2019 Summary Compensation Table

68	2019 All Other Compensation

69	2019 Grants of Plan-Based Awards

72	Outstanding Equity Awards at Fiscal Year-End for 2019

74	2019 Option Exercises and Stock Vested

75	2019 Pension Benefits

76	Defined Benefit Retirement Plans

77	2019 Non-Qualified Deferred Compensation

78	Potential Payments upon Termination or Change in Control

81	CEO Pay Ratio

82	Proposal No. 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

83	Audit

83	Audit Committee Report

84	Fees Paid to Independent Registered Public Accounting Firm

85	Security Ownership of Certain Beneficial Owners and Management

88	Certain Relationships and Related Person Transactions

88	Related Party Transactions Approval Policy

88	Shareholders Agreement

89	Corporate Opportunities

90	About the 2020 Annual Meeting

95	Other Relevant Information

95	Compensation Committee Interlocks and Insider Participation

95	Other Matters

95	Stockholder Proposals and Nominees for 2021 Annual Meeting of Stockholders

96	Incorporation by Reference

96	Solicitation of Proxies

96	Reduce Mailings

96	Cautionary Note Regarding Forward-Looking Statements

98	Appendix A –Financial Reconciliations

IQVIA 2020 PROXY STATEMENT	| 1

Proxy Statement Summary

This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about February 18, 2020. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.

MATTERS TO BE VOTED UPON

The following table summarizes the proposals to be voted upon at the 2020 Annual Meeting of Stockholders of IQVIA Holdings Inc. (“IQVIA”, the “Company”, “we” or “our”) to be held on April 6, 2020 (the “2020 Annual Meeting”) and voting recommendations of the Board of Directors of the Company (the “Board”) with respect to each proposal.

Proposals	Required Approval	Board Recommendation	Page Reference

Election of Directors	Plurality of votes cast	FOR	11

Advisory vote to approve executive compensation (say-on-pay)	Not applicable[1]	FOR	39

Ratification of independent auditor	Majority of votes cast	FOR	82

[1]	Because this is an advisory vote, there is no required approval.

COMPANY OVERVIEW

IQVIA is a leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry. Powered by the IQVIA CORE™, we deliver unique and actionable insights to help biotech, medical device, and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. With approximately 67,000 employees, we conduct operations in more than 100 countries.

We have one of the largest and most comprehensive collections of healthcare information in the world, which includes more than 800 million comprehensive, longitudinal, non-identified patient records spanning sales, prescriptions, promotions, medical claims, electronic medical records, genomics, and social media. We standardize, curate, structure and integrate this data by applying our sophisticated analytics and leveraging our global technology infrastructure. This helps our clients run their organizations more efficiently and make better decisions to improve their clinical, commercial and financial performance.

We are a global leader in protecting individual patient privacy. We use a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes.

2 | Proxy Statement Summary	IQVIA 2020 PROXY STATEMENT

OUR STRATEGY AND PURPOSE

We believe we are well positioned for continued growth across the markets we serve. Our strategy for achieving growth includes:

Continuing to innovate by leveraging our information, advanced analytics, transformative technology and significant domain expertise
Building upon our extensive client relationships
Improving patient outcomes by accelerating healthcare stakeholders’ efforts to value and deliver treatments to patients
Expanding the penetration of our offerings to the broader healthcare marketplace
Expanding our portfolio through effective capital deployment, including strategic tuck-in acquisitions

IQVIA 2020 PROXY STATEMENT	Proxy Statement Summary | 3

FINANCIAL HIGHLIGHTS

2019 Key Financial Metrics	Year-over-Year Growth
Revenue $11.1Bn	6.5%
Adjusted EBITDA[1] $2.4Bn	7.9%
Adjusted Diluted EPS[1] $6.39	15.1%

Total Stockholder Return	33%

2019 Capital Deployment

Cash Repatriation $1.1Bn	Cash Returned to Stockholders via Repurchases $945M

Investments in Product Development and Technology $582M	Investments in Acquisitions $588M

2019 Business Highlights

Clinical Development Net Book-to Bill Ratio 1.34x	Clinical Development Contracted Backlog $19Bn

Clinical Development Customers 250+ R&D Solutions contracted business with over 250 new customers, including 13 of the top 20 pharmaceutical companies using CORE-powered smart trials	New OCE Technology Customer Wins 50 Versus 30 in 2018, the first full year since product launch

[1]	See reconciliation of non-GAAP items in the Appendix

4 | Proxy Statement Summary	IQVIA 2020 PROXY STATEMENT

Merger Integration Highlights

At the time of the Merger (as defined herein), we set the following goals:

•  Accelerate clinical development to help bring drugs to market faster and more efficiently

•  Integrate legacy company capabilities in the evolving real world evidence space

•  Leverage technology across the organization to further differentiate our combined offerings

We also made a commitment to accelerate revenue growth by 100 to 200 basis points exiting 2019.

Entering 2019, the final year of our three-year Merger integration period, we delivered on our commitment of accelerated top line growth, with total revenue growth accelerating by over 200 basis points in 2019, compared to 2018.

We also made significant progress leveraging technology across the organization. In December 2017, the Orchestrated Customer Engagement (“OCE”) SaaS platform was launched. OCE is a disruptive technology and is highly differentiated compared to the current point solutions that exist in the market. It is not a traditional Customer Relationship Management (“CRM”) tool. Built on Salesforce’s Force.com and Marketing Cloud, as well as other best-in-class platforms, OCE is a collaborative tool that utilizes artificial intelligence and machine learning to integrate the various functions within our life sciences client’s commercial operations. At December 31, 2019, we had 80 clients deploying OCE globally.

In addition to OCE, we invested in many other technologies, including:

•  further development of E360, a proven SaaS platform to access and drive scalable and global analytics on complex Real World Data

•  the launch of E360 Genomics

•  the launch of virtual trials, also platformed on Salesforce, a transformative technology that brings clinical research directly to patients and ultimately increases trial participation as we help clients reach diverse and difficult to recruit patients

•  clinical and commercial content management tools

•  regulatory, pharmacovigilance and many others

IQVIA 2020 PROXY STATEMENT	Proxy Statement Summary | 5

At the time of the Merger, we also set out to integrate the operations of both legacy organizations, committing to run-rate cost savings of $200 million exiting 2019, a goal that we achieved earlier than expected in 2019.

Merger Integration Period Capital Deployment
Cash Repatriation $3.4Bn	Cash Returned to Stockholders via Repurchases $6.0Bn

Investments in Product Development and Technology $1.5Bn	Investments in Acquisitions $1.9Bn

6 | Proxy Statement Summary	IQVIA 2020 PROXY STATEMENT

Historical Financial Performance

[1]	Dollar values in millions
[2]	Growth rates are at actual foreign currency exchange rates
[3]	See reconciliation of non-GAAP items in the Appendix

Historical Financial Performance Total Stockholder Return Since Merger Announcement (May 3, 2016 to December 31, 2019)

(1)

Peer group consists of Cerner Corporation, Charles River Laboratories, Inc., Equifax Inc., ICON plc, IHS Markit Ltd., Laboratory Corporation of America Holdings, Nielsen N.V., PRA Health Sciences, Inc., Syneos Health, Inc., Thomson Reuters Corporation and Verisk Analytics, Inc.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing of IQVIA Holdings Inc. under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

IQVIA 2020 PROXY STATEMENT	Proxy Statement Summary | 7

CORPORATE GOVERNANCE HIGHLIGHTS

We have a history of strong corporate governance. We believe good governance is critical to achieving long-term stockholder value creation. We are committed to governance practices and policies that serve the long-term interests of the Company and its stockholders. The following table summarizes certain highlights of our corporate governance practices and policies:

Each share of our common stock outstanding on the record date is entitled to one vote per matter presented to stockholders

Securities Trading Policy, including Anti-Hedging and Anti-Pledging terms

Regular Board and Committee Executive Sessions of Non-Management Directors

Risk Oversight by the Board and Committees

Multi-Year Vesting Requirements for Performance Share Awards

Annual Board and Committee Self Assessments

All directors except our Chief Executive Officer are independent

Audit Committee Approval Required for Related Party Transactions

Share Ownership Guidelines for both Directors and Key Executives
Comprehensive Whistleblower Policy in place

Adopted a proxy access bylaw

Lead Director, elected by the independent directors

Consider a broad range of diverse director candidates, including with respect to gender, race and ethnicity

Director Resignation Policy whereby directors are required to tender their resignation if they receive a number of withhold votes that is greater than 50% of all votes cast

Enhanced proxy statement disclosure on board composition, stockholder engagement and sustainability and corporate citizenship matters, among other enhancements

No “Poison Pill” (Stockholder Rights Plan)

No Excise Tax Gross-Ups on Severance or Change in Control Payments or Benefits

8 | Proxy Statement Summary	IQVIA 2020 PROXY STATEMENT

COMPENSATION PRACTICES

The Leadership Development and Compensation (“LDC”) Committee of the Board oversees the design and administration of our compensation programs. The executive compensation program is designed and administered in a manner that appropriately manages risk to safeguard the interests of our stockholders, as well as our employees. The following table summarizes key highlights of our compensation practices that drive our named executive compensation program:

WHAT WE DO

Align executive pay with performance

Set challenging performance objectives for our named executive officers

Appropriately balance short- and long-term incentives

Align executive compensation with stockholder returns through performance-based long-term incentive awards

Use multi-year vesting requirements for long-term awards

Implement meaningful share ownership guidelines

Annual named executive officer performance evaluation by the LDC Committee

Robust clawback policy in place for our cash and equity incentive compensation for financial restatements

Include non-solicitation and non-competition provisions in awards agreements

Conduct an annual compensation risk review and assessment

Utilize expertise of an independent compensation consultant

WHAT WE DON’T DO

No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements

No excise tax gross-ups

No single trigger equity vesting

No repricing of underwater stock options or SARs without stockholder approval

No payment of unearned dividends prior to vesting

No hedging or pledging of Company shares

IQVIA 2020 PROXY STATEMENT	Proxy Statement Summary | 9

SAY-ON-PAY

Stockholders showed strong support of our executive compensation program in our last “say-on-pay” vote at our 2017 annual meeting of stockholders, which our stockholders previously approved to hold every three years, with approximately 88% of votes cast in favor of the proposal. See Proposal No. 2: Non-Binding Vote on Executive Compensation on page 39 for further details on this year’s say-on-pay vote.

2019 COMPENSATION MIX

Our executive compensation program is focused on creating an alignment between executive compensation and business performance by rewarding our executive officers for the achievement of strategic goals that are intended to contribute to long-term stockholder value. We emphasize performance-based, variable compensation over fixed compensation. The following charts reflect the mix of pay for our Chief Executive Officer (86.8% performance-linked) and the average for our other executive officers who are listed in the “Summary Compensation Table” below and the other compensation tables included in this Proxy Statement (collectively, our “named executive officers”) as a group (74.5% performance-linked):

Chief Executive Officer	Average of other Named Executive Officers

10 | Proxy Statement Summary	IQVIA 2020 PROXY STATEMENT

PAY-FOR-PERFORMANCE

The LDC Committee believes that our executive compensation program should align the interests of stockholders and management by providing a strong alignment between executive compensation and total stockholder return. The graph below shows the relative alignment of our Chief Executive Officer’s (including his predecessor’s compensation from January 1, 2016 until the closing of the Merger on October 3, 2016) historic pay against performance with respect to total stockholder return over the three-year period ended December 31, 2018 against a peer group determined by one of the leading proxy advisory firms. The three-year period ended December 31, 2018 is the latest period for which information is publicly available from the peer group.

Our Chief Executive Officer’s compensation during the three-year period ended December 31, 2018 included a special retention grant of restricted stock provided by the LDC Committee following the Merger that vests over a four-year period. The LDC Committee granted the award to our Chief Executive Officer to further incentivize his continued engagement and long-term commitment to our business and to recognize that our Chief Executive Officer, post-Merger, assumed responsibility for a much larger and more complex organization. When deciding the terms of this special retention grant, the LDC Committee considered the fact that approximately 90% of the value associated with the outstanding equity awards held by our Chief Executive Officer as of January 2017 would be fully vested or exercisable within approximately 12 months, making it much easier for a competitor to recruit our Chief Executive Officer and providing him with less of a financial incentive to stay in the face of a potential higher offer from another company. For the three-year period ended December 31, 2018, our performance with respect to total stockholder return was in the 88th percentile and the total compensation, including the special retention equity grant, for our Chief Executive Officer was in the 88th percentile, which indicates that our Chief Executive Officer’s pay and our performance are strongly aligned. Excluding our Chief Executive Officer’s special retention equity grant in 2017, his total compensation was in the 69th percentile.

For details of our Chief Executive Officer’s 2019 compensation, see “Compensation of Named Executive Officers”.

Alignment of Historic CEO Pay

January 1, 2016 - December 31, 2018

IQVIA (incudes 2017 Retention Grant)
IQVIA (excludes 2017 Retention Grant)

Peer Companies include Agilent Technologies, Inc., Automatic Data Processing, Inc., Bausch Health Companies Inc., Cognizant Technology Solutions Corp., DaVita, Inc., DXC Technology Co., IHS Markit Ltd., Laboratory Corp of America Holdings, Leidos Holdings, Inc., ManpowerGroup, Inc., Mylan NV, Nielsen Holdings PLC, Perrigo Co. Plc, Quest Diagnostics, Inc., Syneos Health, Inc., and Thermo Fisher Scientific, Inc.

IQVIA 2020 PROXY STATEMENT	| 11

Proposal No. 1: Election of Directors

Our Certificate of Incorporation provides for a board of directors divided into three classes, designated Class I, Class II and Class III. Each year, a different class of directors is elected at our annual meeting of stockholders and each elected director holds office for a 3-year term or until his or her successor is duly elected or until his or her earlier death, resignation, retirement, disqualification or removal.

This year, Class I directors

Carol J. Burt

Colleen A. Goggins

Ronald A. Rittenmeyer

will stand for election for a new term.

As Jonathan J. Coslet and Michael J. Evanisko, both Class I directors, will not stand for reelection at the 2020 Annual Meeting, the Board decided to rebalance the director classes. As a result, Colleen A. Goggins, who was serving as a Class II director, and Carol J. Burt, who was serving as a Class III director, will each stand for election this year as a Class I director. Following our 2020 Annual Meeting, assuming each director nominee is elected to a new term by the stockholders, the Board will consist of nine (9) directors, divided into the following three classes:

Class	Directors	Year Term Expires
Class I	Carol J. Burt Colleen A. Goggins Ronald A. Rittenmeyer	2023
Class II	Ari Bousbib John M. Leonard, M.D. Todd B. Sisitsky	2021
Class III	John P. Connaughton John G. Danhakl James A. Fasano	2022

Consistent with the requirements of our governance documents and upon the recommendation of the Nominating and Governance Committee, the Board has nominated Carol J. Burt, Colleen A. Goggins and Ronald A. Rittenmeyer for election for a new term as a Class I director at the 2020 Annual Meeting. If elected to a new term at the 2020 Annual Meeting, each Class I director nominee will be elected for a term of three years and serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

The Board believes that each of the nominees has a record of integrity, a strong professional reputation and a record of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in each nominee’s biography below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, and the Board does not, in that event, choose to reduce the size of the Board, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the 2020 Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE

12 | Proposal No. 1	IQVIA 2020 PROXY STATEMENT

The following table sets forth, for the Class I director nominees and each person whose term of office as a director will continue in office after the 2020 Annual Meeting, certain information about them, including their ages as of the date of this Proxy Statement:

Name	Age	Position Held with the Company	Audit(1)	N&G(2)	LDC(3)	Director Since
Class I Directors to be elected to terms that will expire at the 2023 Annual Meeting of Stockholders
Carol J. Burt	62	Director	X			2019
Colleen A. Goggins	65	Director	X	X		2017
Ronald A. Rittenmeyer	71	Director	X		Chair	2016
Class II Directors whose terms expire at the 2021 Annual Meeting of Stockholders
Ari Bousbib	58	Chairman and Chief Executive Officer				2016
John M. Leonard, M.D.	62	Lead Director	X	X		2015
Todd B. Sisitsky	48	Director		Chair	X	2016
Class III Directors whose terms expire at the 2022 Annual Meeting of Stockholders
John P. Connaughton	54	Director			X	2008
John G. Danhakl	63	Director		X	X	2016
James A. Fasano	49	Director	Chair			2016

(1)	Member of the Audit Committee of the Board
(2)	Member of the Nominating and Governance Committee of the Board
(3)	Member of the LDC Committee of the Board

BOARD COMPOSITION

Diversity and Tenure. Consistent with our Corporate Governance Guidelines, the Board seeks a mix of directors that enhances the diversity of backgrounds, skills and experiences on the Board, including with respect to professional skills, relevant industry expertise, specialized experience, international experience, age, gender, race and ethnicity. The Board believes that considering diversity in our Board composition is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its stockholders, and it is one of the many factors considered when identifying individuals for Board service.

IQVIA 2020 PROXY STATEMENT	Proposal No. 1 | 13

Since the Merger in 2016, and as the director nomination requirements of the Shareholders Agreement (as defined herein) have fallen away, the Board has been focused on refreshing the composition of the Board in order to ensure the appropriate mix of backgrounds, skills and experiences in light of the Company’s post-Merger strategy and to enhance the diversity of the Board. Since the Merger, two directors have retired from the Board and two directors, who are both women, have joined the Board. The Board expects to continue to seek new directors who will further enhance the mix of experiences and backgrounds of the current Board. The following statistics highlight the diversity of the composition of our Board following the 2020 Annual Meeting.

Gender	Age Distribution		Significant Board Refreshment

* 100% of new director appointments since the Merger have been female directors	59	Average Age of Directors 48-71 – Age Range	8	New Directors over Past 5 Years

Qualifications and experience of directors. We believe our directors bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the Company and fresh perspectives. As we review our long-term strategy, we continually assess the skills of our directors in evaluating what current and future skills and experiences will be required and weigh those skills when evaluating our current directors as well as potential director candidates. The table below summarizes certain of the key experiences, qualifications and core competencies of our directors.

Skill[1]	Total of 9

Senior Leadership Experience	9

Public Company Board Experience	6

Healthcare Industry Experience	9

Technology Industry Experience	4

Financial Expertise	7

Global Experience	8

[1]	This high-level summary is not intended to be an exhaustive list of each of our directors’ skills or contributions to the Board.

14 | Proposal No. 1	IQVIA 2020 PROXY STATEMENT

BOARD OF DIRECTORS

Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the 2020 Annual Meeting.

Class I Director for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders

CAROL J. BURT

Director Since 2019 Independent 62 years old Audit Committee (Member) Audit Committee Financial Expert

Experience:

Burt-Hilliard Investments (2008-present)

•  Principal

Consonance Capital Partners (2013-present)

•  Senior Advisor

•  Member, Operating Council

WellPoint, Inc. (now Anthem, Inc.) (1997-2007)

•  SVP Corporate Finance and Development

Chase Securities (now J.P. Morgan) (1981-1996)

•  Managing Director and Head of the Healthcare Group (1992-1996)

Other U.S. public company directorships:

•  ResMed Inc. (Audit Committee and Compliance Oversight Committee)

Former U.S. public company directorships held in the past five years:

•  Envision Healthcare Corporation

•  WellCare Health Plans, Inc.

Other positions:

•  Member, Board of Directors, WellDyneRx, LLC; Global Medical Response Inc.

•  Member, Women Corporate Directors

•  Chair, Board of Directors, Colorado Chapter of The Nature Conservancy

Education:

•  Bachelor of Arts in Business Administration, the University of Houston

Specific Experience: Because of her leadership experience and over 35 years of business experience in the health insurance, healthcare services and financial services industries and her experience serving on public company boards, we believe Ms. Burt is well qualified to serve on the Board.

IQVIA 2020 PROXY STATEMENT	Proposal No. 1 | 15

COLLEEN A. GOGGINS

Director Since 2017 Independent 65 years old Audit Committee (Member) Nominating and Governance Committee (Member) Audit Committee Financial Expert

Experience:

Johnson & Johnson (1981-2011)

•  Member, Executive Committee (2001-2011)

•  Worldwide Chairman, Consumer Group (2001-2011)

•  Company Group Chairman, North America (1998-2001)

•  President Consumer Products US (1995-1998)

Other U.S. public company directorships:

•  The Toronto-Dominion Bank (Risk Committee)

Former U.S. public company directorships held in the past five years:

•  Bausch Health Companies Inc. (f/k/a Valeant Pharmaceuticals International)

Other positions:

•  Member, Board of Directors, SIG Combibloc Group; Citymeals-on-Wheels New York City; University of Wisconsin Center for Brand and Product Management

•  Member, Supervisory Board, Bayer AG

•  Member, University of Wisconsin Foundation

•  Member, Board of Trustees, Institute of International Education

Education:

•  Master of Arts in Management, Kellogg School of Management

•  Bachelor of Science in Food Chemistry, University of Wisconsin-Madison

Specific Experience: Because of Ms. Goggins’s extensive leadership and healthcare experience, we believe Ms. Goggins is well qualified to serve on the Board. Ms. Goggins was designated for nomination to the Board pursuant to the Shareholders Agreement described herein. The designation provisions in the Shareholders Agreement under which Ms. Goggins was designated to the Board terminated in 2018.

16 | Proposal No. 1	IQVIA 2020 PROXY STATEMENT

RONALD A. RITTENMEYER

Director Since 2016 Independent 71 years old Audit Committee (Member) LDC Committee (Chair) Audit Committee Financial Expert

Experience:

Tenet Healthcare Corporation (2017-present)

•  Executive Chairman and Chief Executive Officer

Millennium Health (2016-2017)

•  Chairman and Chief Executive Officer

Electronic Data Systems Corporation (2005-2008)

•  Chairman and Chief Executive Officer (2007-2008)

•  President (2006-2007)

•  Chief Operating Officer (2005-2007)

•  Executive Vice President, Global Service Delivery (2005-2006)

Other U.S. public company directorships:

•  Tenet Healthcare Corporation

Former U.S. public company directorships held in the past five years:

•  American International Group, Inc.

•  IMS Health (predecessor to IQVIA)

•  Millennium Health

Education:

•  Master of Business Administration, Rockhurst University

•  Bachelor of Arts in Commerce and Economics (Finance), Wilkes University

Specific Experience: Because of his leadership experience, over 30 years of business experience and extensive experience serving on public company boards, we believe Mr. Rittenmeyer is well qualified to serve on the Board. For his current term expiring at the 2020 Annual Meeting, Mr. Rittenmeyer was designated for nomination to the Board pursuant to the Shareholders Agreement described herein. The designation provisions in the Shareholders Agreement under which Mr. Rittenmeyer was designated to the Board terminated in 2018.

IQVIA 2020 PROXY STATEMENT	Proposal No. 1 | 17

Class II Directors Continuing in Office until the 2021 Annual Meeting of Stockholders

ARI BOUSBIB

Director Since 2016 Chairman and CEO 58 years old

Experience:

IQVIA Holdings Inc. (2010-present)

•  Chairman and Chief Executive Officer (2016-present)

•  Chairman and Chief Executive Officer of IMS Health (2010-2016)

United Technologies Corporation (1997-2010)

•  President of UTC’s commercial companies (Otis Elevator Company, Carrier Corporation, UTC Fire & Security and UTC Power Inc.) (2008-2010)

•  President, Otis Elevator Company (2002-2008)

•  Chief Operating Officer, Otis Elevator Company (2000-2002)

Other U.S. public company directorships:

•  The Home Depot, Inc. (Finance Committee and Audit Committee)

Former U.S. public company directorships held in the past five years:

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Member, Harvard Medical School Health Care Policy Advisory Council

Education:

•  Master of Business Administration, Columbia University

•  Master of Science in Mathematics and Mechanical Engineering, Ecole Superieure des Travaux Publics, Paris

Specific Experience: Because of Mr. Bousbib’s extensive leadership experience and service as our Chief Executive Officer, we believe Mr. Bousbib is well qualified to serve on the Board. Mr. Bousbib was designated for nomination to the Board pursuant to the Shareholders Agreement described herein. The designation provisions in the Shareholders Agreement under which Mr. Bousbib was designated to the Board terminated in 2018.

18 | Proposal No. 1	IQVIA 2020 PROXY STATEMENT

JOHN M. LEONARD, M.D.

Director Since 2015 Independent Lead Director 62 years old Audit Committee (Member) Nominating and Governance Committee (Member) Audit Committee Financial Expert

Experience:

Intellia Therapeutics, Inc. (2018-present)

•  Director, President and Chief Executive Officer

AbbVie Inc. (January 2013-December 2013)

•  Chief Scientific Officer and Senior Vice President of Research and Development

Abbott Laboratories (1992-2012)

•  Senior Vice President of Global Pharmaceutical Research and Development (2008-2012)

Other U.S. public company directorships:

•  Intellia Therapeutics, Inc.

Education:

•  Doctorate in Medicine, Johns Hopkins University

•  Bachelor of Arts in Biochemistry, University of Wisconsin-Madison

Specific Experience: Because of his leadership experience, including his over 30 years’ experience in medicine, research and management, we believe Dr. Leonard is well qualified to serve on the Board. Dr. Leonard was designated for nomination to the Board pursuant to the Shareholders Agreement described herein. The designation provisions in the Shareholders Agreement under which Dr. Leonard was designated to the Board terminated in 2018.

TODD B. SISITSKY

Director Since 2016 Independent 48 years old LDC Committee (Member) Nominating and Governance Committee (Chair)

Experience:

TPG Capital (2003-present)

•  Co-Managing Partner

Other U.S. public company directorships:

•  Allogene Therapeutics, Inc. (Audit Committee, Nominating and Corporate Governance Committee)

Former U.S. public company directorships held in the past five years:

•  Endo International plc

•  IASIS Healthcare LLC

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Chair, Board of Advisors, Dartmouth Medical School

•  Member, Board of Directors, Convey Health Solutions, Inc.; Adare Pharmaceuticals, Inc.; Immucor Inc.

Education:

•  Master of Business Administration, Stanford Graduate School of Business

•  Bachelor of Arts, Dartmouth College

Specific Experience: Because of his extensive experience in leadership, business and healthcare, we believe Mr. Sisitsky is well qualified to serve on the Board. Mr. Sisitsky was designated for nomination to the Board by TPG pursuant to the Shareholders Agreement described herein. TPG’s designation rights under the Shareholders Agreement ceased in 2019.

IQVIA 2020 PROXY STATEMENT	Proposal No. 1 | 19

Class III Directors Continuing in Office until the 2022 Annual Meeting of Stockholders

JOHN P. CONNAUGHTON

Director Since 2008 Independent 54 years old LDC Committee (Member)

Experience:

Bain Capital (1989-present)

•  Co-Managing Partner

Former U.S. public company directorships held in the past five years:

•  iHeartMedia, Inc.

Other positions:

•  Member, Board of Directors, The Boston Celtics

•  Member, Board of Trustees, The Berklee College of Music; University of Virginia McIntire Foundation

Education:

•  Master of Business Administration, Harvard Business School

•  Bachelor of Science in Commerce, University of Virginia

Specific Experience: Because of his extensive experience as a Managing Director of Bain Capital, service on other public company boards and over 15 years’ experience in the private equity industry, as well as extensive experience in the healthcare industry, we believe Mr. Connaughton is well qualified to serve on the Board.

JOHN G. DANHAKL

Director Since 2016 Independent 63 years old LDC Committee (Member) Nominating and Governance Committee (Member)

Experience:

Leonard Green & Partners, L.P. (1995-present)

•  Managing Partner

Former U.S. public company directorships held in the past five years:

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Member, Board of Directors: Life Time Fitness, Inc.; Advantage Solutions Inc.; Charter NEX; Global Citizen CPA Global; Genani Corporation; Insight Global, Inc.; Mister Car Wash Holdings, Inc.; MultiPlan, Inc.; Savers, Inc.; SRS Distribution

Education:

•  Master of Business Administration, Harvard Business School

•  Bachelor of Arts in Economics, University of California at Berkeley

Specific Experience: Because of his extensive experience serving as a public company director and his extensive experience in leadership and business, we believe Mr. Danhakl is well qualified to serve on the Board.

20 | Proposal No. 1	IQVIA 2020 PROXY STATEMENT

JAMES A. FASANO

Director Since 2016 Independent 49 years old Audit Committee (Chair) Audit Committee Financial Expert

Experience:

Canada Pension Plan Investment Board (2004-present)

•  Managing Director

Former U.S. public company directorships held in the past five years:

•  IMS Health (predecessor to IQVIA)

Other positions:

•  Member, Board of Directors, NEWAsurion

Education:

•  Master of Business Administration, University of Chicago Graduate School of Business

•  Bachelor of Engineering, Royal Military College of Canada

Specific Experience: Because of Mr. Fasano’s extensive experience as a Managing Director at CPPIB and experience in finance and leadership roles, we believe he is well qualified to serve on the Board.

IQVIA 2020 PROXY STATEMENT	| 21

IQVIA’s Corporate Governance

The Board is responsible for supervision of the overall affairs of the Company. The Board oversees our senior management, to whom it has delegated authority to manage the day-to-day operations of the Company. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular, as well as special, meetings of the Board and its committees. In addition, to promote open discussion among our non-management and independent directors, those directors meet in regularly scheduled executive sessions without the participation of our Chief Executive Officer. The Board has adopted Corporate Governance Guidelines, which, together with our Certificate of Incorporation and Bylaws and the other documents listed below, form the governance framework for the Board and its committees. The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our board leadership structure and the responsibilities of the Board and each of its committees.

DOCUMENTS ESTABLISHING OUR CORPORATE GOVERNANCE

The Board has a long-standing commitment to sound and effective corporate governance practices. The following key documents are the foundation of corporate governance at the Company:

• Corporate Governance Guidelines	• Audit Committee Charter
• Code of Conduct	• LDC Committee Charter
• Certificate of Incorporation	• Nominating and Governance Committee Charter
• Bylaws

These documents and other important information on our corporate governance are posted in the “Corporate Governance” section of the “Investor Relations” section of our website under “Governance Documents” and “Committee Charters” and may be viewed at http://ir.iqvia.com. We will also provide printed copies of these documents free of charge to any stockholder who sends Investor Relations a request at: IQVIA Holdings Inc., 100 IMS Drive, Parsippany, New Jersey 07054.

22 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

CORPORATE GOVERNANCE PRACTICES

IQVIA believes that a strong corporate governance framework is essential to our long-term success. We are committed to adopting and following strong corporate governance practices because we believe that such practices promote an environment of accountability for the Board and our senior management and otherwise promote the long-term interests of our stockholders. Our governance practices and policies include the following:

Independent Board	All our directors are independent except for our Chairman and Chief Executive Officer
Independent Board committees	Each of our three Board committees is composed solely of independent directors
Independent Lead Director; regular executive sessions

We have an independent Lead Director, who was elected by our independent directors, who has comprehensive duties set forth in our Corporate Governance Guidelines, including leading regular executive sessions of the Board, where independent directors meet without management present

Annual Board and committee self-assessment process	The Board and each Board committee, led by their respective chairs, conducts a self-assessment annually to determine whether it is functioning efficiently and meeting its governance responsibilities
Active stockholder engagement	We regularly meet with our stockholders to better understand their perspectives, and we enhanced our stockholder engagement and outreach efforts in 2019
Robust Code of Conduct

Our code of conduct, Doing the Right Thing, applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. The code of conduct is a guide to the responsibilities we share for ethical business conduct and paints a clear picture of what we stand for as an organization, what we expect from ourselves, and what we must do to maintain our reputation

Prohibition on hedging or pledging of Company stock

Our securities trading policy prohibits hedging transactions with respect to, and the pledging of, our securities by any of our directors, officers or other employees or their immediate family members, except where the individual receives prior written approval from the General Counsel. In 2019, the General Counsel did not approve any stock hedging or pledging transactions and none of our current executive officers or directors have entered into any such hedging or pledging transactions

Share ownership requirements

We have robust share ownership guidelines, which require our named executive officers to hold between 3 times and 6 times base salary. Our share ownership policy requires our executive officers to hold 50% of the net shares received by them as a result of the exercise, vesting or settlement of long-term incentive awards until they meet their required ownership levels

Clawback Policy

We maintain a clawback policy that applies to current and former executive officers, among others, that provides for the recoupment of short- and long-term incentive compensation in the event of a financial restatement under specified circumstances

Director Resignation Policy	Directors are required to tender their resignation if they receive a number of withhold votes that is greater than 50% of all votes cast
Adopted a proxy access right	Eligible stockholders may, subject to certain requirements, include their own director nominees in our proxy materials

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 23

LEADERSHIP STRUCTURE

Chairman and Chief Executive Officer

Mr. Bousbib became our Chairman and Chief Executive Officer on October 3, 2016, in connection with the Merger. We believe that the current board leadership structure, with the Chairman and Chief Executive Officer roles combined, is appropriate and in the best interests of our stockholders because our Chief Executive Officer has a unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face. The role of the Chairman is to set the agenda for the board meetings and to preside over general board sessions. When the Board meets in executive session without management present to evaluate management’s performance, these sessions are presided by our independent Lead Director. Independent directors also evaluate our leadership structure regularly and garner feedback from stockholders. Our Chairman and Chief Executive Officer and the Lead Director communicate regularly during the course of the year.

The current board leadership structure provides for effective and efficient leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the Board. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, but it does not believe there is any reason to do so at this time. The Board believes that this subject is primarily a matter of the succession planning process and that it is in the best interest of the Company for the Board to make this determination when it elects a new Chief Executive Officer or under such other circumstances that it believes are best for the Company at a given point in time.

Lead Director; Executive Sessions

The Lead Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important. Our current Lead Director is Dr. Leonard. The responsibilities of the Lead Director, as outlined in our Corporate Governance Guidelines include, among others:

Board Matter	Responsibility
Communicating with directors	Liaising between non-management directors and management
Executive sessions	Presiding at executive sessions of non-management directors
Board meetings	Presiding at all Board meetings when the Chairman is not present
Agendas	Consulting with the Chairman on matters pertinent to the Company and the Board, including meeting agendas, schedules and information sent to the Board
Communicating with stockholders	Consulting with major stockholders, as appropriate

The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis without the presence of management. Accordingly, our independent directors meet separately in executive session at each regularly scheduled in-person Board meeting. Our independent directors held four executive sessions during 2019, all of which were led by the Lead Director.

Board Committees

To assist in carrying out its duties, the Board has delegated authority to three committees: the Audit Committee, the LDC Committee and the Nominating and Governance Committee. The Board held six (6) meetings during fiscal 2019. All of our current directors attended at least 75% of the total

24 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

number of meetings of the Board and Board committees on which they served in 2019. Eight (8) directors attended the annual meeting of the stockholders in 2019.

BOARD STRUCTURE

The Board oversees the management of our business by our Chief Executive Officer and senior management. Our Certificate of Incorporation provides that the Board shall consist of at least five (5) directors but not more than seventeen (17) directors and that the number of directors may be fixed from time to time by resolution of the Board.

The Board is divided into three classes. Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

In connection with the Merger, the Company entered into the Shareholders Agreement, which addresses, among other things, certain board designation rights, registration rights and transfer restrictions. The Board designation rights for each of the parties to the Shareholders Agreement have since ceased.

Following our 2020 Annual Meeting, the Board will be comprised of nine (9) directors, each of whom was designated for nomination as a director in accordance with our governance documents.

DIRECTOR INDEPENDENCE

The Board conducted an assessment of the independence of each director and determined that, other than our Chief Executive Officer, each of our directors continuing in office after the 2020 Annual Meeting is currently independent:

8 of 9 IQVIA Directors are Independent	›	• Carol J. Burt • John P. Connaughton • John G. Danhakl • James A. Fasano	• Colleen A. Goggins • John M. Leonard, M.D. • Ronald A. Rittenmeyer • Todd B. Sisitsky

In accordance with our Corporate Governance Guidelines and the corporate governance standards of the New York Stock Exchange (“NYSE”), this determination of independence means that the Board finds that the director has no material relationship with the Company, directly or indirectly, that would interfere with his or her exercise of independent judgment as a director of the Company. With respect to directors who are members of the Audit Committee and the LDC Committee, the Board has determined that each director meets an even higher standard as required by Securities and Exchange Commission (the “SEC”) and NYSE rules.

The Board has also determined that Ms. Burt, Messrs. Fasano and Rittenmeyer and Dr. Leonard are “Audit Committee Financial Experts” as such term also is defined in SEC rules and that each member of the Audit Committee is financially literate.

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 25

COMMITTEES OF THE BOARD

The Board has three standing committees:

•	Audit Committee

•	Leadership Development and Compensation Committee

•	Nominating and Governance Committee

From time to time, the Board may also create ad hoc or special committees for certain purposes. Each committee is comprised solely of independent, non-employee directors. The charter of each committee provides that non-management directors who are not members of such committee may nonetheless attend meetings of such committee, but they may not vote.

26 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

AUDIT COMMITTEE

2019 Meetings:

The Audit Committee held eight (8) meetings during fiscal 2019

Members in 2019:

James A. Fasano (Chair)

Michael J. Evanisko

Colleen A. Goggins

John M. Leonard, M.D.

Ronald A. Rittenmeyer

Responsibilities:

•  Assisting the Board in fulfilling its oversight responsibilities relating to: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including its quality assurance function overseeing clinical trial services, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and the independent auditor, and (v) the performance of the Company’s compliance and ethics program

•  Reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q

•  Discussing earnings press releases and the financial information and earnings guidance included therein

•  Overseeing the relationship between the Company and our independent registered public accounting firm, including:

•  Having direct responsibility for its appointment, compensation and retention

•  Reviewing the scope of its audit services

•  Approving its non-audit services

•  Reviewing and evaluating its independence

•  Reviewing with internal auditors and the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation, and monitor the progress and results of such plans during the year

•  Reviewing with internal auditors and the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and management’s response to such problems or difficulties

•  Overseeing management’s implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, and reviewing and discussing with management, internal auditors and the independent auditor the Company’s system of internal control, its financial and critical accounting policies and practices, policies relating to risk assessment and risk management and our major financial risk exposures

•  Reviewing and approving all related party transactions and corporate opportunity transactions

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 27

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

2019 Meetings: The LDC Committee held five (5) meetings during fiscal 2019 Members in 2019: Ronald A. Rittenmeyer (Chair) John P. Connaughton John G. Danhakl Todd B. Sisitsky

Responsibilities:

•  Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the officers of the Company who report directly to our Chief Executive Officer and all officers who are “insiders” subject to Section 16 of the Exchange Act (“Senior Officers”)

•  Evaluating the performance of our Chief Executive Officer and other Senior Officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving, or recommending to the Board for approval, the compensation levels for our Chief Executive Officer and other Senior Officers

•  Making recommendations to the Board about the compensation of our directors

•  Administering our equity-based plans and management incentive compensation plans and making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans

•  Recommending to the Board ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assessing these guidelines and recommending revisions as appropriate

•  Establishing the terms of compensatory arrangements and policies to protect our business, including restrictions that apply to current and former Senior Officers

•  Reviewing and approving all Senior Officer employment contracts and other compensatory, severance and change in control arrangements for current and former Senior Officers, reviewing and establishing our overall management compensation and benefits philosophy and policy, and reviewing and approving our policies and procedures for the grant of equity-based awards

•  Establishing and reviewing periodically policies and procedures with respect to perquisites

•  Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk

•  Reviewing the processes for managing executive succession and the results of those processes

28 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

NOMINATING AND GOVERNANCE COMMITTEE

2019 Meetings: The Nominating and Governance Committee held four (4) meetings during fiscal 2019 Members in 2019: Todd B. Sisitsky (Chair) John G. Danhakl Colleen A. Goggins John M. Leonard, M.D.

Responsibilities:

•  Identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board

•  Establishing processes for identifying and evaluating Board candidates, including nominees recommended by stockholders

•  Recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees

•  Developing and recommending to the Board a set of corporate governance principles

•  Articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities

•  Reviewing and recommending to the Board practices and policies with respect to directors

•  Evaluating and making recommendations to the Board regarding stockholder proposals that relate to corporate governance and other matters related to stockholders

•  Overseeing the evaluation of the Board

The Nominating and Governance Committee will consider stockholders’ recommendations of nominees for membership on the Board. Stockholders may recommend candidates for membership on the Board to the Nominating and Governance Committee by submitting the names in writing to: Secretary, IQVIA Holdings Inc., 100 IMS Drive, Parsippany, New Jersey 07054.

The Bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an annual or special meeting. These procedures are described below under the caption “Stockholder Proposals for 2021 Annual Meeting of Stockholders.”

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 29

BOARD’S ROLE IN RISK OVERSIGHT

Our Board actively oversees our enterprise risk management program to ensure that we maintain effective risk management. Our Board’s role in risk oversight is consistent with our overall leadership structure—management is responsible for assessing and managing our risk exposures, and our Board maintains an oversight role, executed through open communication with management and independent oversight of strategic risks. Our Board considers key risk topics in its oversight, including risks associated with our strategic plan, our capital structure, our business activities, and social and environmental matters. Risks are identified by management and reviewed with the appropriate Board committee or the full Board for oversight.

In 2018, we established an Enterprise Risk Council, comprised of leaders from our principal functional areas and business units that meet on a quarterly basis, to update our enterprise risk framework used to identify and manage our key risks. The framework considers external and internal factors that could impede the achievement of our business objectives or damage our brand, reputation or financial condition. The Board reviews these key risks and the related framework annually, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year, as discussed below.

While our Board has the ultimate oversight responsibility for the risk management process, our Board’s committees assist it in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on risks associated with our financial statements, internal accounting and financial controls, internal and external audits, cybersecurity, compliance with legal and regulatory matters and performance of our compliance and ethics program in connection therewith, including our guidelines and policies with respect to risk assessment and risk management and our major financial risk exposures. Our LDC Committee focuses on risks associated with our compensation policies and practices, including those for our executive officers. Our Nominating and Governance Committee focuses on risks associated with our corporate governance policies and practices.

Each of these committees reports to our Board with respect to the risk categories it oversees. These ongoing discussions enable our Board to monitor our risk exposure and evaluate our risk mitigation efforts. In addition, our risk management function conducts regular interviews and surveys of key employees relating to enterprise risk management and reports the results and analysis of such interviews and surveys to our Board.

SUCCESSION PLANNING FOR DIRECTORS AND EXECUTIVE OFFICERS

Directors. Vacancies on the Board may occur from time to time. The Bylaws provide that any vacancy caused by the death or resignation of a director may be filled by the affirmative vote of a majority of the directors then in office.

Subject to the terms of the Bylaws, the Nominating and Governance Committee is responsible for recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees. It is the Board’s policy that the composition of the Board at all times adhere to the standards of independence promulgated by the NYSE as further clarified herein and reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance, our industry and the markets we serve sufficient to provide sound and prudent guidance with respect to our operations and interests.

As provided in its Corporate Governance Guidelines, the Board also seeks to achieve a mix of directors that enhances the diversity of background, including with respect to professional skills, relevant

30 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

industry experience, specialized expertise, international experience, gender, race and ethnicity, to maintain a diverse membership. The process of determining to add a new Board member and identifying qualified candidates begins well in advance of anticipated vacancies. Under this ongoing process, the Chairman of the Nominating and Governance Committee and our Chief Executive Officer monitor and maintain an open dialogue, and also consult with the other members of the Board, including our Lead Director, regarding the size of the Board, future retirements and director attributes desired for any new directorships. Once a decision has been made to recruit a new director, the Nominating and Governance Committee may retain an executive recruitment organization to assist it in its search by providing a range of qualified candidates.

The Board has been, and will continue to be, focused on a refreshment program to ensure the composition of the Board has the appropriate mix of diverse backgrounds, skills and experiences to support the Company’s strategy.

Executive Officers. In addition, the Board also plans for succession to the positions of Chairman of the Board and Chief Executive Officer as well as certain other senior management positions. To assist the Board, our Chief Executive Officer periodically provides the LDC Committee with an assessment of senior managers and of their potential to succeed him. He also provides the LDC Committee with an assessment of persons considered potential successors to certain other senior management positions. This assessment results from our leadership development and succession planning process, which involves three principal steps:

•	Regional and global business unit and corporate staff function assessments to identify key employees and employees with high potential for increased responsibilities

•	Chief Executive Officer assessments of the leaders of the regional and global business units and corporate staff functions, focusing on senior executives’ development and succession

•

Board review and approval, focusing on Chief Executive Officer succession, key senior executives’ development and succession, the pool of high-potential executives and initiatives to improve retention and promote their development as company leaders

We use tools and processes, followed by face-to-face reviews, to implement our leadership development and succession planning process. Through this process, we identify a pool of high-potential employees who are selected for development. Our development program emphasizes skills training, education and career planning.

HOW TO CONTACT THE BOARD AND ITS COMMITTEES

We have established a process by which stockholders and other interested parties can contact the Board, or a committee of the Board. To contact the Board or a Board committee, you can send an email to BoD@iqvia.com, or write to the following address:

Board of Directors

c/o Secretary

IQVIA Holdings Inc.

100 IMS Drive

Parsippany, New Jersey 07054

Communications will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 31

SUSTAINABILITY AND CORPORATE CITIZENSHIP

Sustainability and Corporate citizenship are essential elements of our culture and vision. A focus on wellness and safety of our employees and customers, product innovation, environmental responsibility and ethical business practices is central to our success — and this culture of caring extends to the communities where we live and work. We strive to make a difference locally and globally.

We pay close attention to quality and compliance while embracing fresh ideas and new innovations. This dual commitment empowers us to improve healthcare — enhancing and advancing wellness and safety, strengthening supplier relationships, and supporting environmental stewardship.

We demonstrate this commitment by adopting policies and practices in specific areas related to sustainable development, including environment and health and safety; corporate social giving; workers’ human rights; protecting individual privacy; and ethical business practices.

People	Public	Planet

Creating a workplace of highly engaged, safe, and healthy employees who follow the Code of Conduct	Engaging consistently and transparently in a manner that inspires participation and demonstrates leadership in sustainability	Making a positive impact on the environments we work in

People

Everyone at IQVIA, regardless of their role, contributes to a greater purpose. Our culture is based on five core values: Client focus, Results, Teamwork, Flawless execution, and Integrity. As a team, we are not only moving healthcare forward, we are leading the charge to take it further than ever before. We strive to give our best in everything we do. We embrace the challenge because we are uniquely positioned to make a tangible, meaningful difference.

Diversity and Inclusion. We are committed to maintaining a culture of inclusion in which people from all backgrounds can fully contribute to the growth and success of our business. We create this culture of inclusion for employees regardless of gender, race, color, creed, religion, marital status, age, national origin or ancestry, physical or mental disability, medical condition, veteran status, citizenship, sexual orientation, gender identity, or any other protected group status. As such, our business is focused on three core areas:

1.

Recruitment. IQVIA is committed to considering a range of qualified candidates for all positions and to hiring qualified individuals with a variety of backgrounds and experiences from within and outside the organization for positions at all levels.

2.

Development & Progression. IQVIA is focused on having a diverse pipeline of talent moving up in our organization and providing opportunities for all employees to develop within their current role as well as towards their next role.

3.

Retention. Once we hire the right people, we want them to stay. To increase employee engagement and retention, we consistently seek feedback from employees through surveys and focus groups. We will continue to use this feedback and review our processes to identify additional initiatives aimed to further increase employee retention.

Public Recognition. We were named to the Forbes 2019 list of America’s Best Employers for Women and recognized again by FORTUNE as one of the World’s Most Admired Companies in 2019.

Employee Engagement Survey. In late 2018, we deployed our first company-wide employee engagement survey following the Merger. We received valuable feedback regarding employee roles, team environments, relationships with management and career progression. Using this feedback,

32 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

action plans were developed at both global and local levels in 2019. We continue to harmonize our systems as well as implement tools and programs to equip employees with the resources they need for their jobs and help them take ownership of their careers. In 2020, we will continue to progress our employee engagement survey action plans.

Public

At IQVIA, we are inspired to advance health outcomes. Through collaboration, we hope to overcome some of the biggest challenges facing global health. A few examples of initiatives that IQVIA is engaged in include:

•

Facilitating sharing insights on anti-cancer medicines. We established the Oncology Data Network, which delivers insights into how anti-cancer medicines are being used in Europe in real-time to participating centers across Europe within 24 hours to accelerate their clinical research efforts.

•

Supporting progress against antimicrobial resistance. IQVIA is part of the Centers for Disease Control and United Nations’ Antimicrobial Resistance Challenge, an effort to accelerate the fight against antimicrobial resistance across the globe.

•

Leading the Way in Drug Safety: IQVIA formed a novel alliance with the FDA Center for Biologics Evaluation and Research to monitor and evaluate the safety and effectiveness of various vaccines, blood products, and other biologics.

•

Fighting the Opioid Epidemic: IQVIA partnered with the American Medical Association’s Opioid Task Force to support strategies that target the nation’s opioid epidemic and continues to provide valuable insights into the ongoing efforts to combat this public health issue.

•

Collaborating with Cancer Researchers to Advance Real World Evidence: IQVIA collaborates with Friends of Cancer Research in a cross-industry effort to advance acceptance and drive future uses of real world evidence.

•

Providing the Public with Key Public Health Information. We provide key healthcare measurements for flu, allergy, and cough and cold season at the zip code level in the US through FluSTAR.com and its mobile app, giving consumers unique insights into the spread of flu and colds in the US.

Planet

We comply with health and safety regulations for workers globally pursuant to local laws and regulations. Environmental laws and regulations are incorporated into our policies and procedures to ensure compliance. Select locations are certified to ISO 14001:2004 and OHSAS 18001, including group certifications at the corporate level to both standards. IQVIA has an Environmental, Health & Safety Policy and supporting standard operating procedures in place. We expect all staff to actively participate in helping to ensure a safe, healthy, and secure work environment.

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 33

We are not a manufacturer of products and have a relatively light physical footprint through our offices and laboratory facilities. Our primary GHG emissions impact is associated with our business travel, when providing services to our customers. Our reported emissions for 2017 and 2018 indicate a 3.3% reduction year over year, or an equivalent of 7,914 tons across Scope 1-3, which is notable given the significant increase of our number of employees over the same period. We similarly reduced our real estate footprint by approximately 110,000 square feet during this time, which contributed to our GHG reduction.

We are acutely aware of our energy consumption associated with business travel and our operations and are actively pursuing further reductions through more efficient use of energy in our buildings, requiring virtual meetings where possible and raising awareness of the impact of travel to our employees in order to reduce impact on the climate.

Greenhouse Gas Emissions (GHG) Metric Tons Equivalent

Industry Standards

IQVIA holds a rating of A in the MSCI ESG Ratings assessment. MSCI rates companies according to their exposure to industry-significant ESG (Environment, Social & Governance) risks and their ability to manage those risks relative to industry peers.

IQVIA has been awarded a Bronze Rating by EcoVadis in recognition of our achievements as a top 65% performer across more than 55,000 companies assessed by EcoVadis. EcoVadis is a global provider of business sustainability ratings. IQVIA is in the top 11% of companies assessed by EcoVadis in the scientific research and development industry. We are targeting achievement of Silver Rating by end of 2020.

IQVIA is an active member of CDP (formerly Carbon Disclosure Project), globally recognized assessors of corporate sustainability metrics. We provide data to CDP annually on our energy use, waste management and our greenhouse gas emissions. CDP is a tool that helps us keep track of progress and provides insight of key performance metrics to drive improvements to reduce our corporate carbon footprint.

Our 2019 Sustainability and Corporate Citizen Report, which provides increased visibility into our governance programs, commitment to and support for the communities in which we live and work is available on our website at https://ir.iqvia.com/corporate-responsibility-and-sustainability.

34 | IQVIA’s Corporate Governance	IQVIA 2020 PROXY STATEMENT

STOCKHOLDER ENGAGEMENT

Our Board and management are committed to regular engagement with our stockholders and soliciting their views and input on matters related to performance, corporate governance, environmental and social impacts, human capital management and executive compensation, among other topics.

  Our Approach

Who	When & How	Engagement Approach
• Stockholders • Research Analysts • Proxy Advisory Firms	• Year-Around • Targeted outreach ahead of annual meetings and as needed • In-person meetings • Teleconferences and phone calls • Industry conferences • IQVIA Financial Analyst and Investor Conference

Board Engagement

•  Led by our Lead Director and Chair of our Nominating and Governance Committee

•  Lead Director provides feedback to the rest of the Board

Management Engagement

•  Led by our Chief Executive Officer, Chief Financial Officer, General Counsel and SVP, Investor Relations and Treasurer

•  Targeted outreach and inbound inquiries

•  Feedback provided to senior management and the Board

  Depth of Engagement

In 2019, we conducted significant proactive engagement with our stockholders. A summary of our engagement program is included below.

•

Senior executives met throughout the year with 70% of our top 100 stockholders, representing approximately 55% of our common stock, to discuss Company performance and strategy, among other topics. Participants typically included a combination of our Chief Executive Officer, Chief Financial Officer and our Senior Vice President, Investor Relations and Treasurer

•

We also requested meetings with stockholders representing approximately 39% of our outstanding common stock to discuss and solicit feedback on our practices relating to corporate governance, executive compensation, and sustainability and corporate citizenship matters, among other topics

•

Senior executives, including our Chief Financial Officer, General Counsel and Senior Vice President, Investor Relations and Treasurer, met each stockholder who responded to our outreach efforts, which included ten stockholders, representing approximately 25% of our common stock

•

Our Lead Director and the Chair of the Nominating and Governance Committee also participated in a subset of meetings with five stockholders, representing approximately 16% of our outstanding common stock

•

We hosted a Financial Analyst and Investor Conference during which 20 of our senior executives gave a comprehensive overview of our businesses. Our Chief Executive Officer laid out our strategy over the next three years and our Chief Financial Officer provided medium-term financial guidance. Over 200 investors, analysts and other stakeholders attended the Conference in person and almost 400 investors listened to the live webcast

IQVIA 2020 PROXY STATEMENT	IQVIA’s Corporate Governance | 35

What we learned from our meetings with stockholders:

•

Stockholders greatly appreciated the opportunity to meet with our senior executives and members of our Board and expressed their satisfaction with our financial results, management’s achievement of its stated objectives and our success in the market with new offerings

•	Stockholders expressed an interest in a more readable and focused proxy statement that provides greater clarity and transparency on our governance programs, and executive compensation program

•	Stockholders were interested in how we manage human capital, how we solicit feedback from employees and how we respond to that feedback

•

Stockholders commented approvingly on our overall compensation program and leadership team and were interested in better understanding our short-term incentive program and the relationship among target objectives, achievement and executive compensation determinations

•	Stockholders expressed an interest in the Company adopting a proxy access bylaw

•	Stockholders requested enhanced disclosure on sustainability and corporate citizenship matters

Our responses to stockholder input:

•

Committed to continuing and enhancing our stockholder engagement program by meeting with stockholders on a regular basis to discuss the Company’s strategy, progress against strategic, financial and operational objectives and corporate governance matters

•

Enhanced our Proxy Statement by enhancing the style of presentation of the filing throughout, adding a more comprehensive stockholder letter from our Chief Executive Officer, adding new summary sections and sections on stockholder engagement and sustainability and corporate citizenship, and deepening our disclosure on corporate governance matters and our executive compensation program, among other areas

•	Described in this Proxy Statement our employee engagement survey that we conducted in late 2018 and our focused efforts in 2019 to implement action plans to address employee feedback

•

Enhanced our Compensation Discussion and Analysis by making the disclosure easier to follow and enhancing disclosure about our compensation philosophy with regard to our short-term incentive plan, including the setting of objectives and determination of short-term annual incentive awards for our named executive officers

•	Adopted a proxy access bylaw to allow qualifying stockholders/stockholder groups to include director nominee information in our proxy statements

•

Enhanced our Sustainability and Corporate Citizenship Disclosure by publishing an updated version of our Sustainability and Corporate Citizenship Report for 2019 and including additional sustainability and corporate citizenship information and highlights in this Proxy Statement

36 |	IQVIA 2020 PROXY STATEMENT

Director Compensation

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee director compensation is assessed each year by the LDC Committee, based on input from Steven Hall & Partners, an independent compensation consulting firm (our “external compensation consultant”), and taking into account compensation paid to non-employee directors at companies in the same peer group used for executive compensation purposes, as described below in the Compensation Discussion and Analysis under “Overview of our Executive Compensation Program—Benchmarking” beginning on page 44. The Board reviews recommendations made by the LDC Committee as a result of its annual assessment of non-employee director compensation and makes a final determination on the compensation of our non-employee directors. For compensation paid in 2019, this assessment took place in July 2018. Based on its assessment, the LDC Committee did not recommend to the Board any changes to non-employee director compensation for 2019.

Under our non-employee director compensation program, each member of the Board who is not an employee and who is not affiliated with the SHA Parties (as defined and identified under “Certain Relationships and Related Party Transactions—Shareholders Agreement” below) is eligible to receive compensation consisting of an annual retainer of $100,000 paid in cash in quarterly installments and an annual grant of fully vested restricted stock units with a grant date fair value of approximately $200,000. In addition, under the program, eligible directors receive additional payments, paid in cash on a quarterly basis, for service on the committees of the Board. We also reimburse our directors for reasonable travel expenses and other out-of-pocket costs incurred in connection with attendance at Board meetings.

The non-employee director compensation program for directors who are not affiliated with the SHA Parties is as follows:

Payment	Annual Compensation ($)
Cash retainer	100,000
Equity retainer fair value (payable in fully vested restricted stock units)	200,000
Committee Chair Fees:
Audit	30,000
Leadership Development and Compensation	25,000
Nominating and Governance	20,000
Lead Director Fee	42,500
Committee Member (other than Chairs) Fees:
Audit	10,000
Leadership Development and Compensation	5,000
Nominating and Governance	5,000

Committee membership fees are not paid to the chairperson of a committee. The Board has the authority to set the terms of our non-employee director compensation program and may change those terms at any time.

IQVIA 2020 PROXY STATEMENT	Director Compensation | 37

Non-employee director compensation for 2019. The following table shows information regarding the compensation earned by our non-employee directors during 2019. The compensation received by our Chief Executive Officer during 2019 is included in the “Summary Compensation Table” below. Our Chief Executive Officer did not receive any additional compensation for his service on the Board. Only our non-employee directors not affiliated with the current SHA Parties receive compensation for their service on the Board.

2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carol J. Burt(2)	75,000	199,885	274,885
John P. Connaughton	—	—	—
Jonathan J. Coslet	—	—	—
John G. Danhakl(3)	82,500	199,885	282,385
Michael J. Evanisko(4)	110,000	199,885	309,885
James A. Fasano	—	—	—
Colleen A. Goggins(5)	115,000	199,885	314,885
Jack M. Greenberg(6)	31,250	—	31,250
John M. Leonard, M.D.	157,500	199,885	357,385
Ronald A. Rittenmeyer	135,000	199,885	334,885
Todd B. Sisitsky	—	—	—

(1)

In accordance with our non-employee director compensation program, restricted stock units were granted to each of Mses. Burt and Goggins, Messrs. Danhakl, Evanisko and Rittenmeyer and Dr. Leonard on May 16, 2019 (1,478 restricted stock units each). These restricted stock units were fully vested when granted. Amounts reflect the aggregate grant date fair value of the restricted stock units at May 16, 2019 ($135.24 per share) computed in accordance with Accounting Standards Codification Topic 718, or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2019 are included in Notes 1 and 17 to our consolidated audited financial statements for the year ended December 31, 2019 included in Part II of our annual report on Form 10-K.

(2)	Ms. Burt was elected as a director of the Board on February 21, 2019, and her cash retainer and fees were earned based on her service commencing on February 21, 2019.

(3)

Mr. Danhakl began earning his cash retainer and fees based on his service commencing April 9, 2019, following his reelection to the Board. Mr. Danhakl was not designated for nomination to the Board by one of the SHA Parties in connection with his reelection.

(4)	The aggregate number of shares that were subject to outstanding stock options as of December 31, 2019 is 92,600 for Mr. Evanisko.

(5)

Ms. Goggins deferred 100% of her annual cash Board retainers and committee fees under our Director Deferral Plan, described below, which amounts were converted into deferred shares that are payable in shares of Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company. As of December 31, 2019, Ms. Goggins has 815 deferred shares outstanding under the Director Deferral Plan.

(6)	Mr. Greenberg retired from the Board on April 9, 2019 following our 2019 annual meeting of stockholders.

Director share ownership guidelines. Under the Company’s share ownership guidelines established by the LDC Committee, each member of the Board who is not an employee and is not affiliated with the SHA Parties is expected to hold shares of our common stock that have a value equal to five (5) times his or her annual cash retainer for service as a director. While there is no set period in which this ownership level must be met, each non-employee director not affiliated with the SHA Parties is required to retain ownership of at least 50% of the shares received by him or her as a result of the exercise, vesting or settlement of equity awards, until the share ownership guideline is met. The LDC Committee is responsible for setting and periodically reviewing these guidelines. The LDC Committee oversees compliance with these guidelines, and reviews director holdings annually. Other than Ms. Burt, who joined the Board in February 2019, each non-employee director not affiliated with the SHA Parties has already satisfied his or her share ownership requirement.

38 | Director Compensation	IQVIA 2020 PROXY STATEMENT

Non-Employee Director Deferral Plan. Pursuant to the IQVIA Holdings Inc. Non-Employee Director Deferral Plan (the “Director Deferral Plan”), non-employee directors may elect to defer receipt of their cash retainers. If a director elects to defer his or her retainer, he or she will instead be credited with that value in deferred shares under the Director Deferral Plan. Deferred shares become payable in Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company.

IQVIA 2020 PROXY STATEMENT	| 39

Proposal No. 2: Non-Binding Vote on Executive Compensation	As required pursuant to Section 14A of the Exchange Act, the Board is pleased to provide stockholders with the opportunity to cast an advisory, non-binding vote on compensation of our named executive officers (“say-on-pay”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure.

Our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders. The LDC Committee believes that the Company’s executive compensation program and the compensation decisions for 2019 described in this Proxy Statement, including the Compensation Discussion and Analysis, appropriately reward our named executive officers for their and our performance and that these programs and policies will assist the Company in retaining our senior leadership team.

In considering their vote, we urge stockholders to review the full details of our executive compensation program and decisions presented in the Compensation Discussion and Analysis and the discussions regarding the LDC Committee included elsewhere in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the LDC Committee value the views of stockholders and will consider the outcome of the say-on-pay vote when making future executive compensation decisions for our named executive officers. We will hold a non-binding, advisory vote of stockholders on the compensation of our named executive officers every three years until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote is expected to be held at our 2023 annual meeting.

The text of the resolution in respect of Proposal No. 2, as required by proxy rules, is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT

40 |	IQVIA 2020 PROXY STATEMENT

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) is organized around five key factors we believe are important for our stockholders and an evaluation and understanding of our executive compensation program.

Summary of factors for stockholder consideration

1.	Strong performance

2019 Business Results

$11.1Bn Revenue	$2.4Bn Adjusted EBITDA	$6.39 Adjusted Diluted EPS

h 6.5%	h 7.9%	h 15.1%

Business Highlights

•	Contracted business with over 250 new R&DS customers in 2019, with 13 of the top 20 pharmaceutical companies using CORE-powered smart trials

•	50 OCE customer wins in 2019, versus 30 in 2018, the first full year since product launch

Capital Deployment

•	$945M in share repurchases in 2019, resulting in $6.0Bn since Merger

•	$1.2Bn investments in software development, capability building M&A, technology infrastructure, E360 enhancements, among others

2.	Sound pay practices

Alignment of named executive pay with performance

Setting of challenging individual performance objectives

Appropriate balance of short- and long-term incentives

Alignment of executive compensation with stockholder returns through performance-based long-term incentive awards

No contracts with guaranteed salary increase or non-performance bonus arrangements

3.	Disciplined assessment to determine pay

Balanced Individual Performance Evaluation

Grants of annual awards based in part on four key performance areas:

• Business Results • Strategic Initiatives	• Operational Excellence • People Management & Leadership

Short-Term Incentive Awards

If actual Revenue or Adjusted EBITDA achievement, against pre-established targets, is less than the threshold amount, our Annual Plan does not allow short-term incentive awards to be paid to our named executive officers.

Long-Term Incentive Awards

Performance shares link ultimate payout to pre-established Relative TSR and Adjusted Diluted EPS goals.

This discussion and analysis of our executive compensation program should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to our named executive officers.

4.	Pay is aligned with performance

•	86.8% of our Chief Executive Officer’s total 2019 compensation was performance-linked.

Chief Executive Officer

Shareholder Feedback

In response to 88% say-on-pay support in 2017 and the positive stockholder feedback we received in connection with our stockholder engagement described above, the LDC Committee maintained the key features of our executive compensation programs for 2019.

5.	Rigorous accountability, risk-mitigation and recovery provisions

•	Significant stock ownership requirements

•	Conduct an annual compensation risk review and assessment to ensure our executive compensation program promotes our long-term business success without encouraging excessive risk taking

•	Strong forfeiture and clawback provisions cover both cash- and equity-based awards

Trigger	Vested	Unvested
Restatement
Breach of Restrictive Covenants

Compensation of our named executive officers is determined under our executive compensation program. This program is overseen by the LDC Committee. The LDC Committee, together with the Board with respect to certain matters, determines the compensation and benefits of our executive officers and administers our equity-based and other compensation plans. As a general matter, we regularly communicate with our large and mid-size investors to discuss corporate governance, executive compensation and sustainability matters and seek their feedback on our practices.

IQVIA 2020 PROXY STATEMENT	Compensation Discussion and Analysis | 41

1. STRONG PERFORMANCE

In 2019, we continued to make significant progress combining the Quintiles and IMS Health businesses during the final year of our three-year Merger integration period. Highlights of our performance in 2019 include:

2019 Key Financial Metrics	Year-over-Year Growth
Revenue $11.1Bn	6.5%
Adjusted EBITDA[1] $2.4Bn	7.9%
Adjusted Diluted EPS[1] $6.39	15.1%

Total Stockholder Return	33%

[1]	See reconciliation of non-GAAP items in the Appendix.

2019 Accomplishment Summary. 2019 was a year of major milestones and accomplishments for our organization, including the following:

•	Named to FORTUNE’s list of World’s Most Admired Companies

•	Recognized as one of America’s Best Employers for Women by Forbes

•	Earned top honors as the Best Contract Research Organization Full-service Provider by Scrip Awards

•

Closed the year with $19 billion of Research & Development Solutions backlog, and next twelve month revenue from backlog increased approximately $400 million to $5.2 billion, showing promising signs of continued revenue acceleration

•

Gained significant traction with our commercial Orchestrated Customer Engagement SaaS-based platform, which is built on best-in-class technologies such as Salesforce, Mulesoft, Heroku and others, with 50 new life sciences clients deciding to standardize on our superior technology, including four top-15 pharmaceutical companies

•

Continued our partnership with Salesforce to develop a suite of clinical trial technology, investing considerable resources and expertise into our innovative technology platforms to address critical client needs in the clinical area and in the regulatory, compliance, safety and quality space

•	Continued investments in rich clinical data assets which now stands at 800 million non-identified patients globally

•	Deployed total investment of $1.2 billion in net cash, including new product and technology development as well as strategic acquisitions

•	Returned approximately $945 million to stockholders in the form of share repurchases

We believe that the efforts of our named executive officers were critical to achieving these results and significant milestones. We considered a number of factors in assessing each named executive officer’s individual performance, including contribution to these business results and strategic objectives and the achievement of pre-established corporate and individual objectives, among other things, in determining each named executive officer’s annual incentive under our annual short-term incentive plan award for 2019.

42 | Compensation Discussion and Analysis	IQVIA 2020 PROXY STATEMENT

Amounts expressed in constant currency terms in this Proxy Statement exclude the effect of changes in foreign currency exchange rates on the translation of foreign currency results into U.S. dollars. For additional information regarding foreign currency translation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2019 Annual Report. The definitions of Adjusted EBITDA and Adjusted Diluted EPS figures are the same, and reconciled back to the nearest comparable GAAP financial measure in the exact same manner, as in the Company’s earnings releases. For additional information regarding “Adjusted EBITDA,” and “Adjusted Diluted EPS,” including a reconciliation of these non-GAAP financial measures to net income, see “Appendix A—Financial Reconciliations”.

Total Stockholder Return. As discussed earlier in this Proxy Statement, we successfully delivered on our three-year Merger integration commitments, delivering accelerated top line growth, with total revenue growth accelerating by over 200 basis points entering 2019 and achieving run-rate cost savings of over $200 million exiting 2019. We delivered financial performance at or above expectations every one of the 13 quarters since the Merger, and in 2019 we set new three-year targets for the 2020-2022 three-year period. The following graph shows a comparison of the total cumulative stockholder return for our common stock, the Standard & Poor’s 500 Stock Index (“S&P 500”) and a select peer group for the three-year period from the end of 2016 through 2019. December 31, 2019 marks the end of our three-year merger integration period. The below graph assumes that $100 was invested in IQVIA Holdings Inc., the S&P 500 and the stock performance peer group described below as of the close of market on December 31, 2016 and assumes the reinvestments of dividends, if any.

Total Stockholder Return Over the Past Three Years (December 31, 2016 to December 31, 2019)

(1)

Peer group consists of Cerner Corporation, Charles River Laboratories, Inc., Equifax Inc., ICON plc, IHS Markit Ltd., Laboratory Corporation of America Holdings, Nielsen N.V., PRA Health Sciences, Inc., Syneos Health, Inc., Thomson Reuters Corporation and Verisk Analytics, Inc.

Total stockholder return was 29% in 2017, 19% in 2018 and 33% in 2019, resulting in a cumulative three-year return of 103%, more than double the S&P 500 and peer group performance, which delivered cumulative three-year returns of 44% and 45%, respectively. Our three-year performance yielded significant stockholder value creation, as our stock price increased from $76.05 per share on December 31, 2016, representing a market capitalization of approximately $18 billion, to $154.51 per share on December 31, 2019, representing a market capitalization of approximately $30 billion.

The companies in the stock performance peer group are publicly traded information services, information technology or contract research companies, and thus share similar business model characteristics to IQVIA, or provide services to similar customers as IQVIA.

The S&P 500 and the stock performance peer group were included for comparative purposes only. They do not necessarily reflect management’s opinion that the S&P 500 and this peer group are an

IQVIA 2020 PROXY STATEMENT	Compensation Discussion and Analysis | 43

appropriate measure of the relative performance of the stock involved, and they are not intended to forecast or be indicative of possible future performance of our common stock.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing of IQVIA Holdings Inc. under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

2. SOUND PAY PRACTICES

COMPENSATION PHILOSOPHY

Our compensation philosophy for the Company continues to be primarily focused on creating an alignment between executive compensation and business performance by rewarding our executive officers for the achievement of strategic goals that are intended to contribute to long-term stockholder value. We emphasize performance-based, variable compensation over fixed compensation.

Principal Objectives. Our executive team is critical to our success and to building value for our stockholders. Our executive compensation program is designed to:

•	Attract and retain experienced and well-qualified executives to serve in leadership positions and to lead our organization over the long term

•	Motivate our executives to succeed by providing compensation that is directly linked to both our short- and long-term performance

•

Align the interests of our executive officers with those of our stockholders by delivering a substantial portion of the executive officer’s compensation through time- and performance-based equity awards and through the use of share ownership guidelines

•	Ensure that our executive compensation program is designed and administered in a manner that appropriately manages risk to safeguard the interest of our stockholders, as well as our employees

We have designed our executive compensation program with specific features to help achieve these goals and to promote related objectives that are important to our long-term success.

Compensation and governance practices. Below we highlight certain of our key practices that we consider good governance features of our executive compensation program.

WHAT WE DO

Align executive pay with performance

Set challenging performance objectives for our named executive officers

Appropriately balance short- and long-term incentives

Align executive compensation with stockholder returns through performance-based long-term incentive awards

Use multi-year vesting requirements for long-term incentive awards

Implement meaningful share ownership guidelines
Annual named executive officer performance evaluation by the LDC Committee

Robust clawback policy in place for our cash and equity incentive compensation for financial restatements

Include non-solicitation and non-competition provisions in awards agreements

Conduct an annual compensation risk review and assessment

Utilize expertise of an independent compensation consultant

44 | Compensation Discussion and Analysis	IQVIA 2020 PROXY STATEMENT

WHAT WE DON’T DO

No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements

No excise tax gross-ups

No single trigger equity vesting

No repricing of underwater stock options or SARs without stockholder approval

No payment of unearned dividends prior to vesting

No hedging or pledging of Company shares

Performance metrics. Our executive compensation program ties a substantial portion of each named executive officer’s compensation to the achievement of performance objectives over both the short- and long-term, as described in further detail below. For 2019, 86.8% of our Chief Executive Officer’s total compensation was performance-linked and, on average, 74.5% of our other named executives officers’ compensation was performance-linked. We believe this approach to compensation demonstrates our “pay for performance” philosophy as well as our focus on creating longer-term value for our stockholders.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Roles of the LDC Committee, the Board and management in compensation decisions. Our executive compensation program is developed and overseen by the LDC Committee. The LDC Committee consults with and takes into account the views and recommendations of management, including those of our Chief Executive Officer and our Chief Human Resources Officer, in making decisions regarding our executive compensation program. Our Chief Executive Officer makes recommendations about annual base salary increases, annual cash incentive targets and payments and long-term incentive grants for our named executive officers (other than for himself). The LDC Committee is responsible for approving (or recommending for approval to the Board, in the case of the compensation of our Chief Executive Officer) the long-term incentive awards and the compensation of our named executive officers.

Use of compensation consultants. The LDC Committee uses an external compensation consultant to provide it with objective analysis, advice and information, including competitive market data and compensation recommendations related to the compensation of our named executive officers. While the external compensation consultant may make recommendations on the form and amount of compensation delivered, the LDC Committee (or the Board as described above) makes all decisions regarding the compensation of our named executive officers.

The LDC Committee is solely responsible for approving payments to the external compensation consultant and for setting the terms and scope of the external compensation consultant’s engagement and the termination of this engagement. The external compensation consultant reports directly to the LDC Committee. The external compensation consultant provides only executive and non-employee director compensation consulting services to us and does not provide other services such as benefits administration or actuarial services.

After consideration of the independence assessment factors provided under the listing rules of the NYSE, the LDC Committee determined that the external compensation consultant was independent and that the work it performed during 2019 did not raise any conflicts of interest.

Benchmarking. The LDC Committee works with our external compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing our identified peer group and conducting a competitive market benchmark analysis of senior officer roles.

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Review of Peer Companies. The LDC Committee targets total compensation opportunities for our named executive officers, other than our Chief Executive Officer, at or near the median of our peer group and/or market survey group. When reviewing the compensation opportunities for our Chief Executive Officer, the LDC Committee considers the compensation of chief executive officers at public companies outside of the peer group described below, including significantly larger companies, which the LDC Committee believes are realistic competitors for his services. The LDC Committee considers comparisons to compensation levels at other companies to be helpful in assessing the overall competitiveness of our compensation practices but places a greater emphasis on overall compensation opportunities rather than on setting each element of compensation at or near the median for that element.

The composition of our peer group reflects a mix of both industry and non-industry peers. These companies are ones with whom we compete for executive talent, or which are broadly similar to us based on certain characteristics, such as: financial size and performance as measured by revenue, capitalization, returns, growth and/or profitability; industry focus; scope of operations; employee base and market presence outside the United States; and organizational complexity. The peer companies, when selected, had annual revenues ranging from 0.5 times to 2.5 times our revenues. The LDC Committee worked with the external compensation consultant in 2019 to review our peer group for its continued appropriateness. Based on discussions with, and recommendations from, our external compensation consultant, the LDC Committee decided, after a full evaluation, to update the peer group as follows in 2019:

Added	Removed

Bausch Health Companies Inc.	Agilent Technologies, Inc.

Boston Scientific Corporation	Cerner Corp.

Regeneron Pharmaceuticals, Inc.	Perrigo Co. Plc.

Science Applications International Corp.

The comparator companies that were removed were done so because their revenues fall below the targeted range of our revenue. The updated peer group is as follows:

Allergan plc	Bausch Health Companies Inc.	Boston Scientific Corporation

Cognizant Technology Solutions Corp.	Fiserv, Inc.	Laboratory Corp of America Holdings

Nielsen Holdings PLC	Quest Diagnostics, Inc.	Regeneron Pharmaceuticals, Inc.

salesforce.com, inc.	S&P Global, Inc.	Thomson Reuters Corp.

Review of Market Survey Data. The LDC Committee also considered market survey data when determining the elements and amount of total direct compensation for our named executive officers, other than our Chief Executive Officer, whose base salary and annual incentive target were established pursuant to his employment agreement.

The market survey data reviewed consisted of surveys of executive compensation data from public and private companies across all sectors with similar qualifications as we use to determine peer companies. The external compensation consultant prepared analyses of this survey data at the direction of the LDC Committee for its review and consideration. For positions where peer group and market survey data were available, the peer group and market survey data were averaged to provide a market composite perspective of compensation levels of such positions. We also reviewed peer group data to assess competitive executive incentive compensation programs, practices and long-term incentive award levels.

Non-Binding Company Grant Guidelines. For 2019, long-term incentive awards were determined in part based on non-binding Company grant guidelines developed using peer group and market survey

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data of the type described above. These guidelines, which are reviewed on an annual basis, cover employees at each of our senior executive levels, including our named executive officers, other than our Chief Executive Officer, and set forth proposed long-term target award values for each job level, which were established taking into account peer group and market survey data on target equity award values for employees with similar salaries and positions.

ELEMENTS OF COMPENSATION

As described in more detail below, the primary elements of our 2019 executive compensation program include:

Together, these items are intended to be complementary and serve the goals described above. The LDC Committee, however, does not have any formal policies or guidelines for allocating compensation between short- and long-term compensation, between cash and non-cash compensation or among different forms of cash and non-cash compensation. The following is a discussion of the primary elements of compensation for each of our named executive officers.

Base Salary. The purpose of base salary is to:

•	provide financial predictability and stability through fixed compensation that is less than a majority of total direct compensation at target for the named executive officers

•	provide fixed compensation that will attract new executives and retain our existing executives with market competitive salaries

•	provide fixed compensation that reflects the scope, scale and complexity of the executive role

Annual base salaries of our named executive officers may be adjusted by the LDC Committee based upon the recommendations of our Chief Executive Officer (except with respect to his own salary) as well as market benchmarking data and analysis provided by the external compensation consultant. The recommendations made with respect to a named executive officer are generally based upon the executive’s individual annual performance review for the prior year’s performance, leadership and contribution to Company performance, as well as market conditions, peer group and/or market survey data and our overall budgetary guidelines.

The LDC Committee takes all of these factors into account when making its decisions but does not assign a specific or pre-determined weight to any one factor. In addition to the annual salary review, the LDC Committee may also adjust base salaries during the year in connection with promotions, increases in responsibilities or to maintain competitiveness in the market.

Short-Term Incentive Awards.

General. We do not follow a formulaic approach in determining the short-term incentive awards paid to our named executive officers under our annual incentive plan (the “Annual Plan”). Over the last several years since the Merger, we have been engaged in a strategic transformation of our business to a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry. To achieve our short- and long-term financial, operational and strategic objectives and to continue our growth trajectory, we believe it is necessary to evaluate a variety of qualitative and quantitative factors to assess achievement. We believe payouts under our Annual Plan are closely aligned with Company performance and that the LDC Committee should have flexibility in making compensation decisions for our named executive officers based on their individual contributions to the Company’s performance.

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Financial Performance Targets. The LDC Committee reviews and establishes performance targets to motivate our named executive officers to deliver a high degree of financial and operational performance without encouraging excessive risk-taking. Early each year, the LDC Committee establishes threshold performance goals under the Annual Plan. After the end of the fiscal year, the LDC Committee determines whether Company performance merits payouts of short-term incentive awards under the Annual Plan based on its review of the Company’s achievement against pre-determined Revenue and Adjusted EBITDA goals for the Company as a whole. If actual Revenue or Adjusted EBITDA achievement is less than the threshold amount, the Annual Plan does not allow short-term incentive awards to be paid to our named executive officers. The relative contribution of each financial performance metric is as follows:

Financial Performance Metric	Description and Reason Selected
“Revenue”

•  “Revenue” is defined as the Company’s revenue from its Consolidated Statements of Income

•  The LDC Committee believes that Revenue is a key driver of stockholder value and earnings growth over time, and bases a portion of its determination on making short-term incentive awards to our named executive officers on the achievement of Revenue goals

“Adjusted EBITDA”

•  “Adjusted EBITDA” is defined as the Company’s net income or loss from our Consolidated Statements of Income before interest income and expense, income taxes, depreciation and amortization, and as further adjusted to eliminate restructuring and related charges, income from non-controlling interests, stock-based compensation, acquisition related charges, deferred revenue purchase accounting adjustments, loss on extinguishment of debt, integration related costs and other expense. This definition is the same, and reconciled back to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted EBITDA included in the Company’s earnings releases

•  The LDC Committee believes that Adjusted EBITDA is an important measure of financial performance and the ability to service debt and reflects our near- and longer-term goal of increasing profitability, and bases a portion of its determination on making short-term incentive awards to our named executive officers on the achievement of Adjusted EBITDA goals

Individual Performance Evaluation. At the beginning of each fiscal year, each named executive officer meets with our Chief Executive Officer (or, in the case of our Chief Executive Officer, with the LDC Committee) to discuss his individual performance goals for the year. Each named executive officer’s individual performance goals are developed in consultation with our Chief Executive Officer for review with the LDC Committee and consist of a series of key pre-established strategic, financial, operational and/or leadership objectives, among others, that relate to the duties of the named executive officer in support of the business objectives for the fiscal year.

If amounts are allocated to the Annual Plan, for each named executive officer, the LDC Committee and our Chief Executive Officer (except with respect to his own individual performance goals) evaluate the named executive officer’s actual individual performance, including achievement against a substantial number of pre-established quantitative factors as well as sustainability and corporate citizenship factors, including those set forth in the table below, in determining a named executive officer’s annual short-term incentive award under the Annual Plan. Depending on the named executive officer’s individual performance level, his annual short-term incentive payout range will be from 0% to 200% of his target annual short-term incentive based on assessment of performance versus individual objectives.

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Factors Considered for Individual Short-Term Incentive Compensation Awards for our Named Executive Officers

Measured Achievements Against Goals	Other Factors
• Net new business • Customer satisfaction scores • Customer wins/losses • Quality Scores • Market gains/losses • Free cash flow performance

•  Contribution to our business results and strategic objectives

•  Contribution to the individual’s respective business unit or function

•  Contribution to sustainability and corporate citizenship goals

•  Performance of the individual’s respective business unit or function

•  Market compensation levels for the respective individual’s role

The key individual performance goals for each of our named executive officers in 2019, along with an assessment of the level of achievement for each of our named executive officers, are discussed below under the section entitled “—2019 Short-Term Incentive Awards—Goal Achievement”. We consider the specific metrics used to determine each of our named executive officer’s annual incentive awards to be confidential, commercially-sensitive information, and that their disclosure would result in competitive harm to the Company.

Long-Term Incentive Awards. We believe that substantial long-term returns for our stockholders are achieved through a culture that focuses on long-term performance by our named executive officers and other senior management. By providing our senior management with a meaningful equity stake in the Company, we are better able to align their interests with and create value for our stockholders.

In 2019, our annual grant of long-term incentive awards to our named executive officers under our 2017 Incentive and Stock Award Plan (the “2017 Plan”) consisted of a combination of stock appreciation rights (“SARs”), which only have value if our stock price increases from the date of grant and vest based on continued service, and performance shares, which are earned based on Company achievement of Relative TSR and Adjusted Diluted EPS performance goals, as described in the table below.

The LDC Committee believes that SARs reinforce our goal of retaining key executives while incentivizing the creation of value for our stockholders. The SARs granted to our named executive officers in 2019 will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued service with the Company through the applicable vesting dates.

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We believe that performance shares encourage our named executive officers to achieve key strategic objectives and maximize value creation for our stockholders. The performance shares granted to our named executive officers in 2019 will be earned based on our financial results over the three-year period from January 1, 2019 through December 31, 2021 using a weighted combination of the following performance metrics:

Performance Metric	Description and Reason Selected
Relative “Total Stockholder Return” or “TSR”

•  “Relative TSR” or “TSR” is a measure of the Company’s stockholder value creation relative to a peer group over time. It combines share price appreciation and dividends, if any, paid to show the total return to the shareholder expressed as an annualized percentage

•  The LDC Committee views this metric as closely correlated with long-term returns to stockholders and ties 25% of the vesting of performance shares to achievement of Relative TSR goals

“Adjusted Diluted EPS”

•  “Adjusted Diluted EPS” means, with respect to each fiscal year during the performance period, our earnings per share, as reported, excluding, all adjustments made to Net income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA with the exception of interest expense and depreciation and amortization as well as incremental adjustments for purchase accounting amortization and royalty hedge gain (loss) and any extraordinary nonrecurring items. This definition is the same, and reconciled back to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases

•  The LDC Committee believes it is an important measure of our goal of increasing profitability and ties 75% of the vesting of performance shares to achievement of Adjusted Diluted EPS goals

The Adjusted Diluted EPS goal is based on our three-year Adjusted Diluted EPS growth and is subject to adjustment based upon the occurrence of certain corporate events in accordance with the 2017 Plan and may be subject to such other adjustments for material or non-recurring events occurring during the relevant fiscal year as determined by the LDC Committee in its sole discretion. Our Relative TSR goal for the 2019 performance shares is based on our three-year total stockholder return performance as compared to the total stockholder return performance of the S&P 500 Index.

The LDC Committee considers a number of factors in determining the long-term incentive award grants to our named executive officers, including the Company’s non-binding grant guidelines, including a review of market survey data as described above, the retentive value of remaining unvested long-term incentive awards, individual performance evaluations, and the performance objectives of each named executive officer. The number of performance shares that may be earned ranges from 0% of the named executive officer’s target award, if the threshold levels of performance are not achieved, to 200% of the target award, if the maximum levels are achieved or exceeded.

Each earned and vested performance share will be settled by delivery of one share of our common stock.

Under the terms of the applicable award agreements, our named executive officers must remain employed through the end of the performance period in order to receive payment from any earned performance shares.

The LDC Committee’s determinations with respect to long-term incentive award grants to our named executive officers during 2019 are discussed below under the section entitled “—2019 Long-Term Incentive Awards”.

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RETIREMENT, PERQUISITES AND TERMINATION BENEFITS

Retirement Plans. We believe that our retirement plans serve as an important tool to attract and retain our named executive officers and other key employees, and that we would be at a competitive disadvantage if we did not offer attractive retirement plans. We also believe that offering a baseline of stable retirement benefits encourages our named executive officers to make a long-term commitment to us. Consistent with our understanding of competitive market practice, we do not adjust the level of retirement plan benefits based on the value of a named executive officer’s long-term incentive awards nor do we adjust the level of a named executive officer’s total direct compensation for a given year in light of the value of retirement benefits.

The summaries below of each of our retirement plans should be read in conjunction with the tables, and related footnotes, under the sections entitled “Compensation of Named Executive Officers—Pension Benefits,” “—Defined Benefit Retirement Plans” and “—Non-qualified Deferred Compensation,” which provide more detail on the retirement benefits and deferred compensation values, if any, for each of our named executive officers.

Plan	Description
IMS Health Retirement Plan

U.S.-based legacy IMS Health employees, including our Chief Executive Officer and Mr. Knightly, are eligible to participate in this tax-qualified defined benefit pension plan with a cash balance formula. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Retirement Excess Plan

Certain U.S.-based legacy IMS Health employees, including our Chief Executive Officer and Mr. Knightly, are eligible to participate in this unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan. It provides pension benefits not provided by the IMS Health Retirement Plan due to Internal Revenue Code limits. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Defined Contribution Executive Retirement Plan

Certain U.S.-based legacy IMS Health employees are eligible to participate in the unfunded, non-qualified defined contribution plan that was frozen to new participants and accruals as of June 30, 2012. Mr. Knightly is the only named executive officer who participates in this plan.

IQVIA 401(k) Plan

U.S.-based employees, including our named executive officers, are eligible to participate in this tax-qualified, defined contribution plan. Employees may contribute a portion of their compensation to this plan and receive a matching Company contribution. Under the IQVIA 401(k) Plan, for 2019, our discretionary matching contribution matched the first 3% of employee contributions at 100% and the next 3% of contributions at 50% (subject to Internal Revenue Code limitations); however, for those employees eligible to participate in the IMS Health Retirement Plan, our discretionary matching contribution matched 50% of employee contributions up to 6% of compensation (subject to Internal Revenue Code limitations).

IQVIA Savings Equalization Plan

Certain U.S.-based employees, including our named executive officers, are eligible to participate in this unfunded, non-qualified defined contribution plan using the same benefit formula as in the IQVIA 401(k) Plan. It provides a Company matching contribution not provided by the tax-qualified IQVIA 401(k) Plan due to Internal Revenue Code limits.

IQVIA Elective Deferred Compensation Plan

Certain U.S. based employees, including our named executive officers, are eligible to participate in this elective non-qualified deferred compensation plan. The plan allows eligible employees to defer up to 80% of their base salaries as of the first day of the calendar year or partial year and up to 100% of short-term incentive awards earned under the Annual Plan payable to the participant with respect to that year. Contributions consist solely of participants’ elective deferral contributions with no matching or other employer contributions. None of our named executive officers participated in this plan in 2019.

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Termination Benefits. We provide severance, change of control and retirement protections to our Chief Executive Officer pursuant to his employment agreement. Messrs. McDonnell and Staub have severance protection in their respective employment arrangements. Messrs. Knightly, Sherbet and Mr. McDonnell except for salary continuation benefits, have severance protection through our Employee Protection Plan. These employment agreements and plans are summarized below under “—Potential Payments upon Termination or Change in Control” below. Our severance and change in control protections are designed to be fair and competitive to aid in attracting and retaining experienced executives, including our named executive officers. We believe the protection we provide, including the level of severance payments, post-termination benefits and our limited change in control benefits, is appropriate and within the range of competitive practice.

The provisions of our employment agreements, plans and other compensation arrangements do not provide for any excise tax gross-up payment to our named executive officers. Any taxes, including golden parachute excise taxes, resulting from severance or any other change in control related compensation are the responsibility of the executive.

Perquisites. For other elements of compensation provided to our named executive officers, such as perquisites and health and welfare benefits, the LDC Committee provides competitive benefits. The LDC Committee considers the views and experiences of the external compensation consultant on these matters. The LDC Committee believes that perquisites should not constitute a significant part of our executive compensation program but does provide certain perquisites to our named executive officers on an individual basis as deemed appropriate and reasonable by the LDC Committee. The perquisites provided to our named executive officers in 2019 are summarized below under “—Perquisites” and reported in the “Summary Compensation Table”.

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3. DISCIPLINED ASSESSMENT TO DETERMINE PAY

2019 NAMED EXECUTIVE OFFICERS

Throughout this Compensation Discussion and Analysis, we focus on our named executive officers, which are listed in the “Summary Compensation Table” below and the other compensation tables included in this Proxy Statement. For 2019, the following individuals were our named executive officers:

Name		Age	Current Position

	Ari Bousbib	58	Chairman, Chief Executive Officer and President

	Michael R. McDonnell	56	Executive Vice President and Chief Financial Officer

	W. Richard Staub, III	57	President, Research & Development Solutions

	Kevin C. Knightly	59	President, Technology & Commercial Solutions

	Eric M. Sherbet	55	Executive Vice President, General Counsel and Secretary

2019 COMPENSATION DETERMINATIONS

Below we discuss the LDC Committee’s key compensation decisions in setting 2019 salary, short- and long-term incentives, which were made based on the process and evaluation described under “Sound Pay Practices” and with advice from our Chief Executive Officer (except with respect to his own compensation) and our external compensation consultant (see “—Overview of our Executive Compensation Program—Use of compensation consultants”). When making compensation decisions, the LDC Committee considered such factors as relevant benchmarking data, the experience and length of service of the named executive officer, relative responsibilities among members of our executive team, contributions by the named executive officer against a series of established strategic, financial, operational and/or leadership objectives that relate to the duties of the named executive officer and business conditions.

2019 AMENDMENT TO CHIEF EXECUTIVE OFFICER’S EMPLOYMENT AGREEMENT

In February 2019, the LDC Committee recommended, and the Board approved, an amendment and restatement to our Chief Executive Officer’s employment agreement, replacing and superseding his existing employment agreement, which had last been amended and restated in July 2018. The new

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employment agreement increased our Chief Executive Officer’s annual base salary, which had not been increased since 2014, to $1.7 million per year from $1.6 million per year, subject to annual review, provided for any outstanding long-term incentive awards granted to him after July 2018 to remain outstanding and eligible for continued vesting, subject to certain limitations, in the event of his permanent retirement from the Company, and otherwise preserved the terms and conditions under his existing employment agreement. These changes to our Chief Executive Officer’s employment agreement were made by the LDC Committee based on feedback from the external compensation consultant on market practices. The long-term incentive awards granted to the Chief Executive Officer in 2019 included vesting terms consistent with the terms provided in his employment agreement, including the amendments made in 2019. The material terms of our Chief Executive Officer’s employment agreement are set forth in the narrative disclosure that follows the “Summary Compensation Table” and under the section entitled “—Potential Payments Upon Termination or Change in Control” below.

2019 BASE SALARY

The amount of our Chief Executive Officer’s annual base salary is set forth in his employment agreement, but it remains subject to increase based on the same factors as described above for the other named executive officers.

As discussed above, LDC Committee approved an amendment and restatement of the Chief Executive Officer’s employment agreement in 2019, which provided for, among other things, an increase to his annual base salary in February 2019, the first such increase to his annual base salary since 2014. The LDC Committee also approved an increase to our other named executive officer’s base salaries for 2019 based on internal pay equity considerations, including named executive officer performance, leadership and scope of responsibility, and a review of the competitive market data. The following table sets forth the annual base salaries for each named executive officer.

Named Executive Officer	2019 Base Salary[1]
Ari Bousbib	$1,700,000
Michael R. McDonnell	$670,000
W. Richard Staub, III	$605,000
Kevin C. Knightly	$550,000
Eric M. Sherbet	$525,000

[1]

Our Chief Executive Officer’s base salary increase, which was the first increase in his base salary since 2014, was effective February 13, 2019 upon the execution of our Chief Executive Officer’s amended and restated employment agreement. The other named executive officer’s base salary increases were effective July 1, 2019 following the annual merit review cycle. Base salaries reflect the annualized salaries approved by the LDC Committee.

2019 SHORT-TERM INCENTIVE AWARDS

Key Factors in Determining Level of Achievement. As set forth above, early each year, the LDC Committee establishes threshold performance-based goals under the Annual Plan. If the threshold level of performance is achieved, payouts of short-term incentive awards will be eligible under the Annual Plan. The pre-established Revenue and Adjusted EBITDA threshold targets for 2019 were $9.361 billion and $2.040 billion, respectively.

The LDC Committee reviewed the Company’s achievement against these pre-established Revenue and Adjusted EBITDA goals and it was determined that the Company had exceeded the threshold level of performance, which supported the payment of short-term incentive awards. 2019 Revenue was $11.088 billion and Adjusted EBITDA was $2.400 billion against threshold performance goals of

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$9.361 billion and $2.040 billion, respectively. The LDC Committee then evaluated several other quantitative and non-quantitative factors, also described above, to determine individual awards under the Annual Plan.

The LDC Committee then conducted a detailed review consistent with the process and factors set forth under “Sound Pay Practices—Individual Performance Evaluation,” including a review of each named executive officer’s achievement against his pre-established objectives to determine each named executive officers’ annual short-term incentive award.

Goal Achievement. The following table lists certain key pre-established 2019 strategic, financial, operational and/or leadership goals for each of our named executive officers and detailed achievement against those goals used to determine their annual incentive awards. We consider the specific metrics used to determine our named executive officer’s annual incentive awards to be confidential, commercially-sensitive information, and their disclosure would result in competitive harm to the Company.

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Ari Bousbib Chairman and Chief Executive Officer
Goals	Achievements
Achievement of certain key financial targets for: • Revenue • Adjusted EBITDA • Adjusted Diluted EPS targets

Strong overall financial performance for 2019 that significantly exceeded the target for each goal and resulted in meeting or exceeding guidance and consensus results for Revenue, Adjusted EBITDA and Adjusted Diluted EPS each quarter and for the fiscal year, including following an increase in full-year revenue constant currency revenue growth guidance in July 2019

Execute capital allocation strategy, including achieving certain targets for: • Cash repatriation • Share repurchase • Acquisitions • Decrease average interest expense

Successfully executed capital allocation strategy, which included:

•  Repatriation of $1.1 billion in cash to the U.S., which significantly exceeded the target for this goal

•  The repurchase of 6.6 million shares of common stock, which significantly exceeded the target for this goal

•  Execution of our acquisition and investment strategy, with a total of $1.2 billion in net cash deployed in 2019, which exceeded the target for this goal

•  Two note issuances, to extend maturities and reduce our cost of debt, and the repricing of certain credit facility indebtedness, resulting in a reduced after-tax average cost of debt of 3.1% exiting 2019, compared to 3.5% exiting 2018, which significantly exceeded the target for this goal

Deliver continued value to stockholders through: • Achievement of certain total stockholder return goals and • Effective representation of the Company with the investor community

Strong stock price performance in 2019, achieving 33% total stockholder return for the Company versus 28.9% for the S&P 500 (assuming the reinvestments of dividends, if any), which significantly exceeded the target for this goal

Hosted Financial Analyst and Investor Conference and clearly communicated the Company’s Vision 2022 strategy initiative and new three-year savings targets

Met with 95 unique investor funds to provide updates on the Company’s progress

Achieved four sell-side analyst upgrades/initiations, all to “Buy” ratings; no downgrades

Recognized by Institutional Investor as 2019 Best CEO in Healthcare Technology and Distribution (buy-side)

Execute strategy to drive transformation of the Company to an analytics- and technology-driven services focused company, including achieving specific targets for:

•  OCE customer wins

•  Growth in our technology business

Executed technology product strategy resulting in 50 customer awards for the OCE platform, versus 30 in 2018, the first full year since product launch, which significantly exceeded the target for this goal

Technology and Analytics Solutions growth of 10.7% at constant foreign currency exchange rates, which significantly exceeded the target for this goal

Created Artificial Intelligence / Machine Learning Global Council to govern use of AI/ML in external facing offerings and internal use; received 2019 Fierce Innovation Award for use of Natural Language Processing Platform in AI/ML solutions

Launched Human Data Science Cloud providing a single platform for the aggregation and transformation of data for effective and efficient application of artificial intelligence capabilities

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Goals	Achievements
Achieve certain growth and new business targets for Research and Development Solutions: • Revenue • Contracted services net new business • New customers • New preferred providers

Research and Development Solutions revenue of $5.8 billion, representing 6.9% year-over year growth at constant foreign currency exchange rates, which significantly exceeded the target for this goal

Achieved growth of clinical research contracted services net new business that significantly exceeded the target for this goal and resulted in year-end backlog of $19 billion, which was an all-time high

Contracted business with over 250 new customers in the clinical research services space, including with 13 of the top 20 pharmaceutical companies using CORE-powered smart trials, which significantly exceeded the target for this goal

Entered into a number of new preferred provider relationships, which significantly exceeded the target for this goal

Enable growth through Real World Solutions: • Continue data expansion • Market leadership role in Artificial Intelligence • Develop innovative offerings

Double-digit growth of our Real World Solutions business, which significantly exceeded the target for this goal

Recognized as the leader in Real World Data and Real World Evidence Services in 2019 Life Science Strategy Group report

Offering developments focused on patient engagement through connected heath and patient engagement portal, which exceeded new business targets

Achieve specific growth targets for our Contract Sales & Medical Solutions business

Stabilization of our Contract Sales & Medical Solutions business, which had been declining for 9 consecutive quarters, resulting in growth in revenue of 1.6% at constant foreign currency exchange rates, which significantly exceeded the target for this goal

Direct our Merger and investment strategy and achieve Merger-related synergy goal of $200 million in annual run-rate savings at the end of 2019	Achieved goal of over $200 million in annual run-rate savings, ahead of scheduled timeline
Establish Vision 2022 framework and execute global launch of program to drive further cost-savings

Oversaw strategic planning and implementation process for our Vision 2022, three-year strategy initiative, establishing objectives at enterprise and business unit level targeting $200 million in annual savings; program successfully launched internally and externally

Demonstrate commitment to corporate citizenship

Sponsor of the Company’s Sustainability and Corporate Citizenship program

Global implementation of IQVIA day encouraging employees to donate over 28,000 hours to local communities

Promoted diversity and inclusion for every employee

Recognized by Forbes as one of 2019 America’s Best Employers for Women

Recognized by FORTUNE as one of 2019 World’s Most Admired Companies

Strengthen the workforce through new development initiatives and recruit new talent to support growth

Launched Career Site portal, harmonized onboarding program, and implemented uniform rewards and recognition program

Talent development and leadership assessments through operating reviews and leadership meetings

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Michael R. McDonnell Executive Vice President and Chief Financial Officer
Goals	Achievements
Achievement of certain key financial targets for: • Revenue • Adjusted EBITDA • Adjusted Diluted EPS targets

Strong overall financial performance for 2019 that significantly exceeded the target for each goal and resulted in meeting or exceeding guidance and consensus results for Revenue, Adjusted EBITDA and Adjusted Diluted EPS each quarter and for the fiscal year, including following an increase in full-year revenue constant currency revenue growth guidance in July 2019

Oversaw the financial planning and reporting process inclusive of the control environment

Execute capital allocation strategy, including achieving certain targets for: • Cash repatriation • Share repurchase • Acquisitions • Decrease average interest expense

Successfully executed capital allocation strategy, which included:

•  Repatriation of $1.1 billion in cash to the U.S., which significantly exceeded the target for this goal

•  The repurchase of 6.6 million shares of common stock, which significantly exceeded the target for this goal

•  Execution of our acquisition and investment strategy, with a total of $1.2 billion in net cash deployed in 2019, which exceeded the target for this goal

•  Two note issuances, to extend maturities and reduce our cost of debt, and the repricing of certain credit facility indebtedness, resulting in a reduced after-tax average cost of debt of 3.1% exiting 2019, compared to 3.5% exiting 2018, which significantly exceeded the target for this goal

Deliver continued value to stockholders through • achievement of certain total stockholder return goals and • effective representation of the Company with the investor community

Strong stock price performance in 2019, achieving 33% total stockholder return for the Company versus 28.9% for the S&P 500 (assuming the reinvestments of dividends, if any), which significantly exceeded the target for this goal

Hosted Financial Analyst and Investor Conference and clearly communicated the Company’s Vision 2022 strategy initiative and new three-year savings targets

Achieved four sell-side analyst upgrades/initiations, all to “Buy” ratings; no downgrades

Lead our enhanced stockholder engagement program

Manage our Merger and investment strategy and achieve Merger-related synergy goal of $200 million in annual run-rate savings at the end of 2019	Achieved goal of over $200 million in annual run-rate savings, ahead of scheduled timeline
Develop and retain key talent	Launched a finance team specific mentoring program Retained 100% of identified key talent, which significantly exceeded the target for this goal

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W. Richard Staub, III President, Research & Development Solutions
Goals	Achievements
Achievement of certain key financial targets for: • Revenue • Profitability

Demonstrated strong leadership of Research & Development Solutions global business unit resulting in solid financial performance, including Revenue of $5.8 billion, representing 6.9% year-over year growth at constant foreign currency exchange rates, which significantly exceeded the target for this goal and also resulted in profitability that exceeded the target for that goal

Create differentiation in the clinical research services space and achieve certain targets for:

•  Contracted services net new business targets

•  new and existing customer relationships

•  new preferred provider targets

Continued to build on merger thesis by creating differentiation of clinical research services with technology-enabled offerings

Achieved growth of clinical research contracted services net new business that significantly exceeded the target for this goal and resulted in year-end backlog of $19 billion, which was an all-time high

Contracted business with over 250 new customers in the clinical research services space, including with 13 of the top 20 pharmaceutical companies using CORE-powered smart trials, which significantly exceeded the target for this goal

Entered into a number of new preferred provider relationships, which significantly exceeded the target for this goal

Develop new offerings and pursue business development areas for expansion

Oversaw offering developments focused on patient engagement via connected heath and patient engagement portal, which exceeded new business targets for these offerings

Continued development of Orchestrated Clinical Trial platform with mobile CRA, centralized monitoring and document repository

Demonstrate improvement in quality and delivery metrics by achieving several specific targets	Achieved significant improvement in operational delivery and quality metrics, which exceeded targets for this goal in many cases
Develop and retain key talent	Launched career paths and mentoring programs for key areas Improved overall attrition rates with higher than target retention of identified key talent

IQVIA 2020 PROXY STATEMENT	Compensation Discussion and Analysis | 59

Kevin C. Knightly President, Technology and Commercial Solutions
Goals	Achievements
Achievement of certain key financial targets for: • Revenue • Profitability

Demonstrated strong leadership of Technology & Commercial Solutions global business unit resulting in solid financial performance, including revenue growth and profitability that exceeded the target for each goal

Execute commercial technology growth strategy, including specific targets for: • OCE Customer wins • Growth in our technology business • Development of new products

Executed technology product strategy resulting in 50 customer awards for the OCE platform, versus 30 in 2018, the first full year since product launch, which significantly exceeded the target for this goal

Technology and Analytics Solutions growth of 10.7% at constant foreign currency exchange rates, which significantly exceeded the target for this goal

Launch of Human Data Science Cloud providing a single platform for the aggregation and transformation of data for effective and efficient application of artificial intelligence capabilities

Managed the continued development of new technology offerings such as a regulatory and information system, commercial analytics and patient engagement portal

Lead the stabilization of the Contract Sales & Medical Solutions business

Demonstrated excellent leadership in the stabilization of our Contract Sales & Medical Solutions business, which had been declining for 9 consecutive quarters, resulting in growth in revenue of 1.6% at constant foreign currency exchange rates, which significantly exceeded the target for this goal

Pursue business development actions for expansion	Successfully executed the Technology & Commercial Solutions acquisition strategy, resulting in the expansion of our technology offerings and capabilities
Develop and retain key talent	Launched career paths and mentoring programs for key areas Improved overall attrition rates with higher than target retention of identified key talent

Eric M. Sherbet Executive Vice President, General Counsel and Secretary
Goals	Achievements
Achievement of certain budget goals	Exceeded financial targets for legal function
Legal guidance and support for Mergers & Acquisitions, securities offerings and litigation matters

Provided strong legal guidance and support in executing our acquisition and investment strategy, with a total of $1.2 billion in net cash deployed in 2019, allowing us to enhance our capabilities and offerings

Oversaw two note issuances, to extend maturities and reduce our cost of debt, and the repricing of certain credit facility indebtedness, resulting in a reduced after-tax average cost of debt of 3.1% exiting 2019, compared to 3.5% exiting 2018

Effective oversight of our ethics and compliance program	Demonstrated excellent leadership of our ethics and compliance program, enterprise risk management program, and our Sustainability and Corporate Citizenship program
Support appropriate Board of Director governance

Continued service as a trusted advisor to the Board and Chief Executive Officer, with particular focus on corporate governance matters

Lead our enhanced stockholder engagement program

Oversaw successful onboarding of new board member

Develop and retain key talent	Established legal specific communication forums Retained 100% of identified key talent, which significantly exceeded the target for this goal

60 | Compensation Discussion and Analysis	IQVIA 2020 PROXY STATEMENT

Target Incentive. Each of our named executive officers was eligible for an annual short-term incentive award in 2019 ranging from 0% to 200% of his target incentive. The target short-term incentive amounts (expressed as a percentage of base salary) for our named executive officers did not change from 2018. The target short-term incentive amount for each of our named executive officers for 2019 under the Annual Plan was as follows:

Named Executive Officer	Target Annual Incentive as a Percentage of Annual Base Salary
Ari Bousbib	200%
Michael R. McDonnell	85%
W. Richard Staub, III	85%
Kevin C. Knightly	85%
Eric M. Sherbet	75%

Chief Executive Officer Short-Term Incentive Award Determination. With respect to the determination of our Chief Executive Officer’s annual short-term incentive award, the LDC Committee considered his exceptional performance in defining our strategy and leading the transformation of our business through the now largely-complete Merger integration process and positioning us for future growth, his critical role in the Company’s 2019 performance and the significant progress in executing our technology strategy, when awarding him the short-term incentive award specified in the table below.

More specifically, and as further detailed in the achievement summary of our Chief Executive Officer’s goals above, the Board and the LDC Committee believe that our Chief Executive Officer is exceptional and was critical to the highly successful integration of Quintiles and IMS Health and transformation of our Company since the Merger. The success of the Merger is evidenced by the Company’s achievement and, in many cases, early achievement of its Merger objectives, including achieving our target revenue acceleration of over 200 basis points entering 2019 and achieving over $200 million of run-rate cost savings exiting 2019, and the outstanding financial and total stockholder performance of the Company since the Merger. The LDC Committee believes this success is especially noteworthy given it was not assured at the time of the Merger, as Quintiles and IMS Health were not viewed as natural merger partners and there was significant skepticism of the Merger in some corners of the analyst and investment community. Our Chief Executive Officer has also been essential in our evolution to become the leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry. The Board and the LDC Committee believes that this evolution, which is still in process, is fundamental to the long-term success of our Company.

The Board and the LDC Committee believe strongly that our Chief Executive Officer is highly talented and that many larger companies would have a keen interest in recruiting him to serve as chief executive officer, especially in light of the success of the Merger and our subsequent strategic transformation. Accordingly, the Board and the LDC Committee believe that, while compensation of our Chief Executive Officer and other named executive officers is strongly aligned with performance (2019 compensation of our Chief Executive Officer was 86.8% performance-linked), retention of our Chief Executive Officer is imperative to our success as a company and informs the decisions of the Board and our LDC Committee regarding both his annual short-term incentive and long-term incentive awards. Our directors who met with stockholders as part of our 2019 stockholder engagement program communicated this message when reviewing our executive compensation program during these meetings.

IQVIA 2020 PROXY STATEMENT	Compensation Discussion and Analysis | 61

Named Executive Officer Short-Term Incentive Award Determinations. The LDC Committee and our Chief Executive Officer (except with respect to his own individual performance) evaluated the performance of each of our named executive officers as described above and determined their relative levels of achievement at the levels specified below.

Named Executive Officer	Short-Term Incentive Award	Percentage of Target
Ari Bousbib	$6,600,000	195.5%
Michael R. McDonnell	$645,000	115.0%
W. Richard Staub, III	$720,000	142.1%
Kevin C. Knightly	$600,000	130.1%
Eric M. Sherbet	$550,000	142.4%

2019 LONG-TERM INCENTIVE AWARDS

Consistent with the process set forth under “Sound Pay Practices,” we provide our named executive officers with long-term incentive awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our stockholders during the vesting periods. The grant date value of long-term incentive awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation opportunity, internal equity considerations and the current retentive value of the long-term incentive awards that remained unvested for each named executive officer. The LDC Committee also considers compensation peer group and other market data for a general understanding of competitive equity compensation practices and considers the impact of the grants on long-term incentive plan usage and share dilution. Additional information on the equity awards granted to our named executive officers in 2019 is set forth in the tables, and related footnotes, under “Compensation of our Named Executive Officers—2019 Grants of Plan-Based Awards”.

When making long-term incentive awards for fiscal 2019, the LDC Committee first determined the total grant date value of the awards to be granted to each named executive officer and then delivered that value in two components: performance shares representing 50% and SARs representing the remaining 50% of the total grant date value of the award, assuming target level achievement of applicable performance goals for performance shares, as set forth in the table below. The terms of each type of long-term incentive award are set forth above under “Compensation Discussion and Analysis— Disciplined Assessment to Determine Pay—2019 Long-Term Incentive Awards”, which terms are generally applicable to long-term incentive awards granted in fiscal 2019 and in previous fiscal years.

Named Executive Officer	Performance Shares	SARs
Ari Bousbib	$6,599,377	$6,026,709
Michael R. McDonnell	$824,866	$753,325
W. Richard Staub, III	$659,961	$602,661
Kevin C. Knightly	$659,961	$602,661
Eric M. Sherbet	$659,961	$602,661

62 | Compensation Discussion and Analysis	IQVIA 2020 PROXY STATEMENT

Fiscal 2019 short-term vs. long-term incentive compensation

Performance Share Determinations. Performance share awards granted to our named executive officers on February 2, 2017 each provided for the grant of shares of our common stock at the end of their performance period based on IQVIA’s achievement of Adjusted Diluted EPS growth and Relative TSR goals, as described above. The three-year performance period for the 2017-2019 performance shares ended on December 31, 2019. The number of performance shares that may be earned ranges from 0% of the named executive officer’s target award, if the threshold levels of performance are not achieved, to 200% of the target award, if the maximum levels are achieved or exceeded. For results between these levels, the number of shares would be determined by interpolation. The performance goals and results used to determine the final payout factor for the 2017-2019 performance period were as follows:

Performance Metric	Weight	Threshold	Target	Maximum	Actual	Performance	Payout Factor
3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.5%	17.8%	200%	150%
3-Year TSR vs. S&P 500 (percentile)	25%	25	50	75	88	200%	50%
						Final Payout	200%

Additional information on the vested value of the performance share awards earned by our named executive officers is set forth in the table and related footnotes below under “Compensation of Named Executive Officers—2019 Option Exercises and Stock Vested”.

PERQUISITES

We provide certain perquisites to our Chief Executive Officer each year pursuant to his employment agreement, all of which are considered compensation and subject to taxes. Our Chief Executive Officer receives reimbursement of reasonable expenses related to home security, financial and estate planning, tax preparation services, and executive physical exams in an annual amount not to exceed $50,000 in the aggregate; use of a Company-leased automobile and reimbursement of all related operating expenses; and personal use of corporate aircraft, subject to the business needs of the Company. We do not provide any tax gross-ups to our Chief Executive Officer in connection with any of these benefits.

In addition, our Chief Financial Officer is entitled to receive reimbursement for the cost of physical exams and related taxes.

We believe the cost of providing such perquisites in 2019 was reasonable and represents a relatively small percentage of the executives’ overall compensation packages.

IQVIA 2020 PROXY STATEMENT	Compensation Discussion and Analysis | 63

4. PAY IS ALIGNED WITH PERFORMANCE

Consideration of Most Recent say-on-pay vote

Stockholders showed strong support of our executive compensation program in our last “say-on-pay” vote at our 2017 annual meeting of stockholders with approximately 88% of votes cast in favor of the proposal and elected to hold a “say-on-pay” vote every three years. The next such vote will occur at the 2020 Annual Meeting.

The LDC Committee considered the outcome of the most recent say-on-pay vote when making decisions relating to the 2019 compensation of our named executive officers and our executive compensation program. Stockholders showed strong support for our executive compensation program, with approximately 88% of the votes cast for approval of the “say-on-pay” proposal at our 2017 annual meeting of stockholders. The LDC Committee believes that the results of our last say-on-pay vote reflected our stockholder’s satisfaction with the alignment of our named executive officers’ compensation with the Company’s performance and determined not to implement any significant changes to our executive compensation program in 2019 as a result of this vote.

Proposal 2 (page 39) gives our stockholders the opportunity to cast an advisory vote on our executive compensation program as described in this Proxy Statement. Although this vote is non-binding, the LDC Committee will review the results of the vote as it did in 2017 and take those results into account when making future determinations concerning the executive compensation program and policies.

Executive Pay Mix for 2019. As illustrated in the charts below, the vast majority of the targeted mix of compensation for our Chief Executive Officer and other named executive officers for 2019 consisted of variable pay elements. This breakdown directly ties executive pay to our performance, including financial results, strategic initiatives and stock performance. In addition, the LDC Committee believes that a significant percentage of our Chief Executive Officer’s target compensation package should consist of compensation that aligns with our compensation philosophy of appropriately balancing risk and motivating our executive officers to achieve Company performance objectives in the short term and to grow the business to create value for our stockholders over the long term.

Chief Executive Officer	Average of other Named Executive Officers

64 | Compensation Discussion and Analysis	IQVIA 2020 PROXY STATEMENT

Key Features to Align Executive Pay with Stockholder Interests. As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executives focused on, and rewarding them for, their achievement of short- and long-term goals that are integral to our strategy.

Annual Plan

•  A significant portion of our named executive officer’s individual performance goals, upon which Annual Plan payouts are determined, are tied to one or more of our strategic goals

•  We link a substantial portion of compensation to corporate performance through our use of achievement of specified Revenue and Adjusted EBITDA goals to determine whether or not annual cash incentive awards will be paid

Aligns named executive officers with stockholders’ interests by:

•  Rewarding individual performance for achievement of strategic goals, which are increased each year and designed to position the Company as an industry leader

•  Incentivizing behavior consistent with strong annual Revenue and Adjusted EBITDA growth

Long-Term Incentive Awards

•  We consider individual performance (which is tied to our strategic goals) in setting the value of our named executive officer’s long-term equity grants

•  We link a substantial portion of compensation to long-term corporate performance through the use of long-term incentives, including performance shares that use Relative TSR and Adjusted Diluted EPS as financial metrics

Further aligns named executive officer’s interests with stockholders’ interests by:

•  Taking individual performance (which is tied to our strategic goals) into account in making grants

•  Linking a substantial portion of long-term compensation to long-term corporate and stock performance

5. RIGOROUS ACCOUNTABILITY, RISK-MITIGATION AND RECOVERY PROVISIONS

Share ownership guidelines. Under our share ownership guidelines established by the LDC Committee, our named executive officers are expected to own shares of our stock with a value equal to at least the following multiples of their annual base salaries:

Named Executive Officer	Share Ownership Guideline[1]	Ownership Level as of February 12, 2020[1]
Ari Bousbib	6x	110x
Michael R. McDonnell	3x	5x
W. Richard Staub, III	3x	5x
Kevin C. Knightly	3x	8x
Eric M. Sherbet[2]	3x	—

[1]	Represents the applicable multiple of the named executive officer’s annual base salary.
[2]	Mr. Sherbet joined IQVIA in March 2018.

IQVIA 2020 PROXY STATEMENT	Compensation Discussion and Analysis | 65

Our share ownership guidelines are designed to increase each named executive officer’s ownership stake in us and align their interests with the interests of our stockholders.

For purposes of the policy, shares are treated as owned if they are owned directly, held through the named executive officer’s account under our retirement plans, or if they are underlying unvested time-based restricted stock unit awards or unvested time-based restricted stock awards. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested performance shares or other performance-based awards or underlying any stock option award or stock appreciation rights award, whether or not vested. While there is no set period in which these ownership levels must be met, individuals covered by the guidelines, including our named executive officers, are required to retain at least 50% of the shares, net of applicable tax withholding and payment of exercise price (if applicable), received upon the vesting of long-term incentive awards, or the exercise of stock options or stock appreciation rights, until these share ownership guidelines are met.

Clawback policy. We maintain a formal recoupment, or “clawback,” policy for the recovery of incentive-based compensation paid to current and former executive officers, among others, on the basis of financial results that are subsequently restated as a result of misconduct, material noncompliance with financial reporting requirements under GAAP and SEC rules and in the event of a breach of restrictive covenants. The Board administers this policy with respect to executive officers and has the sole discretion to invoke the policy and direct the Company to recover incentive-based compensation received by such persons on the basis of the restatement or misconduct event.

RISK ASSESSMENT

In designing executive compensation, the LDC Committee seeks to create incentives to promote our long-term business success without encouraging undue risk taking. The LDC Committee has reviewed our compensation programs and has concluded that the risks arising from them are not reasonably likely to have a material adverse effect on us. We do not believe that our compensation programs generally, including the executive compensation program, encourage excessive or inappropriate risk-taking. While appropriate risk-taking is a necessary component of growing a business, the LDC Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks.

TAX DEDUCTIBILITY

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain individuals, including certain current and former executive officers, to $1 million per year. Prior to a change in the tax law in late 2017, certain performance-based compensation awarded or paid by the Company, such as stock appreciation rights and, in some cases, performance shares and annual incentive plan awards, had been eligible to not be limited as to deductibility under such Section 162(m) (if certain requirements had been met). After the change in tax law, as a general matter, all such compensation and other compensation paid to individuals covered by Section 162(m) will be subject to the limitation on deductibility, subject to limited grandfathering exceptions for certain compensation paid pursuant to written binding contracts in effect on November 2, 2017 and not materially modified after such date. The LDC Committee believes that its primary responsibility is to provide an executive compensation program that meets the objectives described above, and that stockholder interests are best served if it retains flexibility and discretion to approve compensation arrangements even if they may not qualify for full or partial tax deductibility and to amend existing arrangements even if such amendment could result in a loss or limitation of deductibility. Therefore, the LDC Committee has approved compensation arrangements for executive officers that did not qualify for full tax deductibility due to Section 162(m) and will continue to do so in the future.

66 |	IQVIA 2020 PROXY STATEMENT

Compensation Committee Report

The LDC Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2019 Annual Report for filing with the SEC.

The Leadership Development and Compensation Committee

Ronald A. Rittenmeyer, Chair

John P. Connaughton

John G. Danhakl

Todd B. Sisitsky

IQVIA 2020 PROXY STATEMENT	| 67

Compensation of Named Executive Officers

2019 SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2019, 2018, and 2017, if the named executive officer was an executive officer in that fiscal year.

Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Ari Bousbib
Chairman and Chief Executive Officer
2019	1,684,470	—	6,599,377	6,026,709	6,600,000	583,877	645,343	22,139,776
2018	1,600,000	—	3,911,254	3,637,456	6,300,000	476,553	536,516	16,461,779
2017	1,600,000	—	26,391,942	2,984,594	6,000,000	529,625	523,356	38,029,517
Michael R. McDonnell
Executive Vice President, Chief Financial Officer
2019	660,000	—	824,866	753,325	645,000	—	64,852	2,948,043
2018	650,000	—	651,772	606,223	600,000	—	58,560	2,566,555
2017	650,000	—	2,039,988	497,426	600,000	—	475,276	4,262,690
W. Richard Staub, III
President, Research & Development Solutions
2019	596,050	—	659,961	602,661	720,000	—	62,487	2,641,159
2018	578,550	—	521,475	484,991	615,000	—	43,041	2,243,057
2017	555,000	—	378,058	348,205	550,000	—	35,821	1,867,084
Kevin C. Knightly
President, Technology & Commercial Solutions
2019	542,500	—	659,961	602,661	600,000	173,261	35,366	2,613,749
2018	517,500	—	521,475	484,991	575,000	57,865	33,351	2,190,182
2017	487,500	—	378,058	348,205	600,000	144,918	30,532	1,989,213
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
2019	515,000	—	659,961	602,661	550,000	—	41,537	2,369,159
2018	415,833	—	294,676	275,003	350,000	—	63,939	1,399,451

(1)	Salary information for Mr. Sherbet in 2018 reflects amounts paid since his employment commenced with us on March 1, 2018.

(2)

Amounts reflect the aggregate grant date fair value of performance shares (the restricted stock or restricted stock units, as applicable) granted in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2019 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2019 included in Part II of our annual report on Form 10-K. Assumptions used in the calculation of these amounts for 2017 and 2018 are included in Note 19 to our consolidated audited financial statements for the fiscal year ended December 31, 2017 and Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2018, respectively. For performance shares granted to our named executive officers in 2019, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2019 assuming the highest level of achievement of the performance conditions, was $13,198,755 for Mr. Bousbib, $1,649,732 for Mr. McDonnell, $1,319,922 for Mr. Staub, $1,319,922 for Mr. Knightly and $1,319,922 for Mr. Sherbet. For performance shares granted to our named executive officers in 2018, the amount reported in

68 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2018 assuming the highest level of achievement of the performance conditions, was $7,822,508 for Mr. Bousbib, $1,303,545 for Mr. McDonnell, $1,042,950 for Mr. Staub, $1,042,950 for Mr. Knightly and $589,352 for Mr. Sherbet. The performance share award granted to our Chief Executive Officer in 2017 was made in the form of restricted stock and is reported in the table above assuming maximum performance is achieved, with a grant date fair value of $6,481,084. For performance shares granted to our named executive officers other than our Chief Executive Officer in 2017, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2017, other than our Chief Executive Officer, assuming the highest level of achievement of the performance conditions, was $1,080,098 for Mr. McDonnell, $756,116 for Mr. Staub, and $756,116 for Mr. Knightly.

(3)

Amounts reflect the aggregate grant date fair value for each SAR award granted in the relevant fiscal year as computed in accordance with ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2019 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2019 included in Part II of our annual report on Form 10-K. Assumptions used in the calculation of these amounts for 2017 and 2018 are included in Note 19 to our consolidated audited financial statements for the fiscal year ended December 31, 2017 and Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2018, respectively.

(4)

Amounts for 2019 reflect amounts to be paid in March 2020 under the Annual Plan, as applicable to the named executive officer, as approved by the LDC Committee in February 2020. See “Compensation Discussion and Analysis—Disciplined Assessment to Determine Pay—2019 Short-Term Incentive Awards.” Amounts for 2017 and 2018 represent annual bonuses paid under the annual bonus plan in which the named executive officer was a participant during the applicable fiscal year.

(5)

2019 values represent (i) the aggregate change in the present value of each named executive officer’s accumulated benefit under the IMS Health Retirement Plan and Retirement Excess Plan from December 31, 2018 to December 31, 2019 and (ii) interest earned from December 31, 2018 to December 31, 2019 on deferred compensation that is considered “above-market interest” under SEC rules. The change in pension value is broken down below to show the effect of an additional year of service by the named executive officer on the present values versus changes in present value attributable to actuarial assumptions. “Above market interest” is equal to the difference between the interest credited to the cash portion of Mr. Knightly’s account under the IMS Health Defined Contribution Executive Retirement Plan from December 31, 2018 to December 31, 2019 using the interest rate determined under the plan’s provisions (3.44%) and the interest that would have been credited using 120% of the long-term applicable federal rate for December 2019 (or 2.52% using annual compounding). Each of these components is shown in the following table:

	Change in Present Value of Pension Benefit

Name	Due to additional accruals ($)	Due to change in actuarial assumptions ($)	Total ($)	Above Market Interest on Deferred Compensation ($)
Ari Bousbib	533,916	49,961	583,877	—
Kevin C. Knightly	99,879	63,776	163,655	9,606

(6)	See below for additional information regarding the amounts disclosed in the “All Other Compensation” column.

2019 ALL OTHER COMPENSATION

The following table details the components of the amounts reflected in the “All Other Compensation” column of the Summary Compensation Table for each of our named executive officers for the fiscal year ended December 31, 2019.

Name	Life Insurance Premiums/ Other Benefits ($)	Matching Contributions to 401(k)(1) ($)	Savings Equalization Plan Matching Contribution(2) ($)	Other Perquisites(3) ($)	Total ($)
Ari Bousbib	672	8,400	248,169	388,102	645,343
Michael R. McDonnell	4,902	12,600	47,350	—	64,852
W. Richard Staub, III	4,902	12,600	44,985	—	62,487
Kevin C. Knightly	672	7,717	26,977	—	35,366
Eric M. Sherbet	672	12,600	28,265	—	41,537

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 69

(1)	Represents our matching contributions to the IQVIA 401(k) Plan on behalf of our named executive officers.

(2)

Represents certain make-whole plan contributions to the IQVIA Savings Equalization Plan on behalf of our named executive officers equal to the amounts that would have been contributed by us on behalf of each of the named executive officers to the applicable tax-qualified 401(k) plan under the plan’s matching contribution formula if not for certain limits applicable to tax-qualified plans under the Internal Revenue Code.

(3)

Amounts in this column for Mr. Bousbib represent reimbursement of estate planning services ($50,000) and the cost to the Company to lease an automobile for Mr. Bousbib and to reimburse him for all operating expenses related to use of the automobile ($30,710). It also includes the aggregate incremental cost for personal aircraft usage ($307,392). For safety, security and productivity reasons, we strongly encourage Mr. Bousbib to use the Company’s aircraft for personal travel. Mr. Bousbib is entitled to use of the corporate aircraft for personal use up to 150 hours per annum, subject to the business needs of the Company. The amount of incremental cost for personal aircraft usage is determined by calculating the hourly variable costs (i.e., fuel, catering, aircraft maintenance, landing and parking fees, crew costs and other miscellaneous costs) for the aircraft, and then multiplying the result by the hours flown for personal use during the year. Incremental cost, if any, of travel by the executive’s family when accompanying the executive is also included.

2019 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding plan-based awards made to each of our named executive officers during 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($)	Grant Date Fair Value of Stock and Option Awards(7) ($)
Name	Grant Date	Threshold(2) ($)	Target ($)	Maximum(3) ($)	Threshold (#)	Target (#)	Maximum (#)
Ari Bousbib	—	—	3,400,000	6,800,000	—	—	—	—	—	—	—
	2/13/2019	—	—	—	22,785	45,571	91,142	—	—	—	6,599,377
	2/13/2019	—	—	—	—	—	—	—	184,364	131.82	6,026,709
Michael R. McDonnell	—	—	569,500	1,139,000	—	—	—	—	—	—	—
	2/13/2019	—	—	—	2,848	5,696	11,392	—	—	—	824,866
	2/13/2019	—	—	—	—	—	—	—	23,045	131.82	753,325
W. Richard Staub, III	—	—	514,250	1,028,500	—	—	—	—	—	—	—
	2/13/2019	—	—	—	2,278	4,557	9,114	—	—	—	659,961
	2/13/2019	—	—	—	—	—	—	—	18,436	131.82	602,661
Kevin C. Knightly	—	—	467,500	935,000	—	—	—	—	—	—	—
	2/13/2019	—	—	—	2,278	4,557	9,114	—	—	—	659,961
	2/13/2019	—	—	—	—	—	—	—	18,436	131.82	602,661
Eric Sherbet	—	—	393,750	787,500	—	—	—	—	—	—	—
	2/13/2019	—	—	—	2,278	4,557	9,114	—	—	—	659,961
	2/13/2019	—	—	—	—	—	—	—	18,436	131.82	602,661

(1)

Represents annual cash incentive award opportunities granted under the Annual Plan. As described in “Compensation Discussion and Analysis—2019 Short-Term Incentive Awards” above, each named executive officer was eligible to receive a target annual incentive equal to a percentage of his annual base salary. The actual amount paid to our named executive officers under the Annual Plan for 2019 is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.”

(2)

Under the Annual Plan, amounts shown in the “threshold” column assume our LDC Committee exercises its discretion to authorize the lowest possible award (or $0) for each named executive officer. See “Compensation Discussion and Analysis—Disciplined Assessment to Determine Pay—2019 Short-Term Incentive Awards.”

(3)

Under the Annual Plan, amounts shown in the “Maximum” column represent 200% of the named executive officers’ target award amount. See “Compensation Discussion and Analysis—Disciplined Assessment to Determine Pay—2019 Short-Term Incentive Awards.”

(4)	Represents performance shares granted in 2019. See “Compensation Discussion and Analysis—Disciplined Assessment to Determine Pay—2019 Long-Term Incentive Awards.”

(5)

Consists of the number of time-based SARs granted in 2019, which vest over three years, in three equal installments beginning on the first anniversary of the grant date. See “Compensation Discussion and Analysis—Disciplined Assessment to Determine Pay—2019 Long-Term Incentive Awards.”

(6)	The exercise price is equal to the closing price per share of our common stock on the grant date, as reported on the NYSE.

(7)	Reflects the grant date fair value of equity awards granted in 2019 determined in accordance with FASB ASC Topic 718. See footnotes (2) and (3) to the “Summary Compensation Table.”

70 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

Narrative disclosure to summary compensation table and 2019 grants of plan-based awards table. We have entered into agreements with Messrs. Bousbib, McDonnell, Staub and Sherbet governing the terms of their employment. The material terms of each of the agreements with these named executive officers are described below. Each of the agreements also provides for certain payments and benefits to which the named executive officer may be entitled in connection with a termination of employment or upon a change in control, which are described below under “—Potential Payments Upon Termination or Change in Control”.

Employment Agreement with our Chief Executive Officer

In February 2019, we amended and restated the employment agreement with our Chief Executive Officer, replacing and superseding his prior employment agreement, which was most recently amended and restated in July 2018. As discussed above, the amended and restated agreement increased our Chief Executive Officer’s base salary and provided that his outstanding long-term incentive awards would remain outstanding and eligible for vesting, subject to certain limitations, in the event of his retirement from the Company, but otherwise preserved the terms and conditions of his existing agreement. Our Chief Executive Officer’s employment agreement has a three-year term, commencing July 26, 2018, with automatic one-year renewals thereafter unless either party gives a notice of non-renewal at least sixty days in advance. Under the amended employment agreement, our Chief Executive Officer’s annual base salary is $1.7 million per year, subject to annual review, and he remains eligible to receive an annual bonus with a target amount of 200% of his annual base salary. Pursuant to his employment agreement, our Chief Executive Officer is entitled to participate in our savings, retirement and health and welfare plans and certain deferred compensation plans in accordance with their terms, and he is also entitled to certain perquisites as described more fully under “Compensation Discussion and Analysis—Retirement, Perquisites and Termination Benefits—Perquisites”, and in note 6 to the “2019 Summary Compensation Table”, above. The employment agreement also includes certain restrictive covenants in favor of the Company, including a covenant not to compete with us or to solicit our clients or employees during and for 24 months following his employment with us.

Agreements with Mr. McDonnell

In October 2015, the Company entered into a letter agreement with Mr. McDonnell in connection with his appointment as Chief Financial Officer. The term of the letter agreement with Mr. McDonnell will continue until it is terminated pursuant to its terms. Either party to the letter agreement may terminate the employment relationship without cause at any time upon giving the other party 90 days’ advance written notice. Under the letter agreement, Mr. McDonnell’s initial annual base salary was $650,000, which has since been increased to $670,000, his target annual cash incentive is 85% of his annual base salary and he is entitled to participate in our savings, retirement and welfare plans in accordance with their terms. The letter agreement also provided for a one-time equity award in the form of time-based restricted stock units with an aggregate grant date dollar value equal to $2,500,000.

Mr. McDonnell is also subject to a Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement (a “Non-Competition Agreement”) that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months following his termination of employment for any reason.

Agreements with Mr. Staub

In November 2016, we entered into a letter agreement with Mr. Staub in connection with his appointment as President, Research & Development Solutions. The letter agreement does not specify a term of employment and either we or Mr. Staub may terminate the employment relationship at any time for any reason. Under his letter agreement, Mr. Staub’s initial annual base salary was $540,000, which has since been increased to $605,000, his target annual bonus is 85% of

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 71

his annual base salary, and he is entitled to participate in our savings, retirement and welfare plans in accordance with their terms.

Mr. Staub is also subject to a Non-Competition Agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 24 months following his termination of employment for any reason.

Agreements with Mr. Sherbet

In January 2018, we entered into a letter agreement with Mr. Sherbet in connection with his appointment as our Executive Vice President, General Counsel and Secretary, effective March 1, 2018. The letter agreement does not specify a term of employment and either we or Mr. Sherbet may terminate the employment relationship at any time for any reason. Under his letter agreement, Mr. Sherbet’s initial annual base salary was $490,000, which has since been increased to $525,000, his target annual bonus is 75% of his annual base salary and he is also entitled to participate in our savings, retirement and welfare plans in accordance with their terms. Under his letter agreement, Mr. Sherbet was also entitled to a long-term incentive award with a grant date value of $550,000 and a one-time relocation allowance of $25,000, each of which he received in 2018. In addition, we agreed to provide Mr. Sherbet with certain additional relocation benefits if he relocates to the Parsippany, New Jersey area within three years of his hire date.

Mr. Sherbet is also subject to a Non-Competition Agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months following his termination of employment for any reason.

72 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019

The following table sets forth information regarding long-term incentive awards held by our named executive officers as of December 31, 2019.

		Option/SAR Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options / SARs (exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)(3)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested(1)(2) ($)
Ari Bousbib	12/1/2010	276,480	-	-	8.34	12/1/2020	-	-	-	-
	12/1/2010	138,240	-	-	15.11	12/1/2020	-	-	-	-
	2/10/2015	82,847	-	-	65.16	2/10/2025	-	-	-	-
	2/2/2016	95,694	31,898	-	59.90	2/2/2026	-	-	-	-
	2/2/2017	104,137	52,069	-	78.21	2/2/2027	-	-	-	-
	2/8/2018	53,485	106,972	-	95.23	2/8/2028	-	-	-	-
	2/13/2019	-	184,364	-	131.82	2/13/2029	-	-	-	-
	2/2/2017	-	-	-	-	-	190,937	29,501,676	-	-
	2/8/2018	-	-	-	-	-	-	-	38,183	5,899,655
	2/13/2019	-	-	-	-	-	-	-	45,571	7,041,175
Michael R. McDonnell	3/3/2016	23,400	-	-	64.67	3/3/2026	-	-	-	-
	2/2/2017	17,356	8,678	-	78.21	2/2/2027	-	-	-	-
	2/8/2018	8,914	17,828	-	95.23	2/8/2028	-	-	-	-
	2/13/2019	-	23,045	-	131.82	2/13/2029	-	-	-	-
	7/5/2017	-	-	-	-	-	5,608	866,492	-	-
	2/8/2018	-	-	-	-	-	-	-	6,363	983,147
	2/13/2019	-	-	-	-	-	-	-	5,696	880,089
W. Richard Staub, III	2/25/2014	7,508	-	-	53.26	2/25/2024	-	-	-	-
	3/4/2015	2,475	-	-	64.93	3/4/2025	-	-	-	-
	3/3/2016	1,750	1,750	-	64.67	3/3/2026	-	-	-	-
	2/2/2017	12,149	6,075	-	78.21	2/2/2027	-	-	-	-
	2/8/2018	7,131	14,263	-	95.23	2/8/2028	-	-	-	-
	2/13/2019	-	18,436	-	131.82	2/13/2029	-	-	-	-
	3/3/2016	-	-	-	-	-	579	89,461	-	-
	2/8/2018	-	-	-	-	-	-	-	5,091	786,610
	2/13/2019	-	-	-	-	-	-	-	4,557	704,102
Kevin C. Knightly	2/10/2015	8,284	-	-	65.16	2/10/2025	-	-	-	-
	2/2/2016	7,655	2,552	-	59.90	2/2/2026	-	-	-	-
	2/2/2017	12,149	6,075	-	78.21	2/2/2027	-	-	-	-
	2/8/2018	7,131	14,263	-	95.23	2/8/2028	-	-	-	-
	2/13/2019	-	18,436	-	131.82	2/13/2029	-	-	-	-
	2/8/2018	-	-	-	-	-	-	-	5,091	786,610
	2/13/2019	-	-	-	-	-	-	-	4,557	704,102
Eric M. Sherbet	3/1/2018	3,956	7,914	-	97.20	3/1/2028	-	-	-	-
	2/13/2019	-	18,436	-	131.82	2/13/2029	-	-	-	-
	3/1/2018	-	-	-	-	-	-	-	2,829	437,109
	2/13/2019	-	-	-	-	-	-	-	4,557	704,102

(1)

The values shown equal the number of shares or units multiplied by $154.51, the closing price of a share of our common stock on December 31, 2019, the last business day of fiscal year 2019, as reported on the NYSE.

(2)	The number of shares and the payout value reported reflect payout assuming target performance is achieved.

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 73

(3)

The following table shows the vesting dates of the outstanding and unvested awards held by our named executive officers as of December 31, 2019. Vesting is generally subject to the named executive officer’s continued service with us through the applicable vesting date. All unvested equity awards held by our Chief Executive Officer are subject to acceleration and/or continued vesting in certain cases (discussed below in the section entitled “—Potential Payments upon Termination or Change in Control”).

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule
Ari Bousbib	2/2/2016	31,898	02/02/2020	-	-	-	-
	2/2/2017	52,069	02/02/2020	-	-	-	-
	2/8/2018	53,486	02/08/2020	-	-	-	-
	2/8/2018	53,486	02/08/2021	-	-	-	-
	2/13/2019	61,454	02/13/2020	-	-	-	-
	2/13/2019	61,455	02/13/2021	-	-	-	-
	2/13/2019	61,455	02/13/2022	-	-	-	-
	2/2/2017	-	-	63,645	02/02/2020	-	-
	2/2/2017	-	-	127,292	02/02/2021	-	-
	2/8/2018	-	-	-	-	38,183	12/31/2020
	2/13/2019	-	-	-	-	45,571	12/31/2021
Michael R. McDonnell	2/2/2017	8,678	02/02/2020	-	-	-	-
	2/8/2018	8,914	02/08/2020	-	-	-	-
	2/8/2018	8,914	02/08/2021	-	-	-	-
	2/13/2019	7,681	02/13/2020	-	-	-	-
	2/13/2019	7,682	02/13/2021	-	-	-	-
	2/13/2019	7,682	02/13/2022	-	-	-	-
	7/5/2017	-	-	5,608	07/05/2020	-	-
	2/8/2018	-	-	-	-	6,363	12/31/2020
	2/13/2019	-	-	-	-	5,696	12/31/2021
W. Richard Staub, III	3/3/2016	1,750	03/03/2020	-	-	-	-
	2/2/2017	6,075	02/02/2020	-	-	-	-
	2/8/2018	7,131	02/08/2020	-	-	-	-
	2/8/2018	7,132	02/08/2021	-	-	-	-
	2/13/2019	6,145	02/13/2020	-	-	-	-
	2/13/2019	6,145	02/13/2021	-	-	-	-
	2/13/2019	6,146	02/13/2022	-	-	-	-
	3/3/2016	-	-	579	03/03/2020	-	-
	2/8/2018	-	-	-	-	5,091	12/31/2020
	2/13/2019	-	-	-	-	4,557	12/31/2021
Kevin C. Knightly	2/2/2016	2,552	02/02/2020	-	-	-	-
	2/2/2017	6,075	02/02/2020	-	-	-	-
	2/8/2018	7,131	02/08/2020	-	-	-	-
	2/8/2018	7,132	02/08/2021	-	-	-	-
	2/13/2019	6,145	02/13/2020	-	-	-	-
	2/13/2019	6,145	02/13/2021	-	-	-	-
	2/13/2019	6,146	02/13/2022	-	-	-	-
	2/8/2018	-	-	-	-	5,091	12/31/2020
	2/13/2019	-	-	-	-	4,557	12/31/2021
Eric M. Sherbet	3/1/2018	3,957	03/01/2020	-	-	-	-
	3/1/2018	3,957	03/01/2021	-	-	-	-
	2/13/2019	6,145	02/13/2020	-	-	-	-
	2/13/2019	6,145	02/13/2021	-	-	-	-
	2/13/2019	6,146	02/13/2022	-	-	-	-
	3/1/2018	-	-	-	-	2,829	12/31/2020
	2/13/2019	-	-	-	-	4,557	12/31/2021

74 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

2019 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding stock options and/or SARs exercised and vesting of restricted stock, restricted stock units and/or performance shares by our named executive officers during 2019.

	Option/SAR Awards		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting(3) (#)	Value Realized On Vesting ($)
Ari Bousbib	384,000	47,230,390	317,420	47,456,622
Michael R. McDonnell	-	-	18,336	2,868,930
W. Richard Staub, III	30,617	2,636,232	12,831	1,956,633
Kevin C. Knightly	46,080	5,161,300	12,994	1,986,752
Eric M. Sherbet	-	-	-	-

(1)	Calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock on the exercise date.

(2)

Amounts shown in these columns reflect restricted stock, restricted stock units and/or performance share awards that vested during 2019. The performance share awards for the 2017-2019 performance period vested on December 31, 2019 and were earned by each named executive officer based on the LDC Committee’s certification on February 11, 2020. See “Compensation Discussion and Analysis—Disciplined Assessment to Determine Pay—2019 Long-Term Incentive Awards—Performance Share Determination”. The value realized upon the vesting of restricted stock, restricted stock units and/or performance shares was calculated, as required by SEC rules, using the closing price of our common stock as quoted on the NYSE, on the date such restricted stock, restricted stock units and/or performance shares became vested.

(3)

After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of restricted stock, restricted stock units and/or performance shares, the named executive officers retained a total of 189,564 net shares in aggregate with individual shares retained as follows:

Name	Total Net Shares Retained
Ari Bousbib	163,136
Michael R. McDonnell	10,551
W. Richard Staub, III	7,998
Kevin C. Knightly	7,879
Eric M. Sherbet	-

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 75

2019 PENSION BENEFITS

The following table sets forth information regarding the present value of the accumulated benefits of our named executive officers under our pension plans assumed from IMS Health in the Merger as of December 31, 2019. Only our Chief Executive Officer and Mr. Knightly, as legacy IMS Health employees, are eligible to participate in such plans. No amounts were paid to any of our named executive officers under our pension plans during our 2019 fiscal year.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year	Present Value of Lump Sum Payable if Terminated on 12/31/19 ($)
Ari Bousbib	IMS Health Retirement Plan	8.33	153,920	—	—
	IMS Health Retirement Excess Plan	8.33	2,791,219	—	3,279,100	(3)
Michael R. McDonnell	—	—	—	—	—
W. Richard Staub, III	—	—	—	—	—
Kevin C. Knightly	IMS Health Retirement Plan	36.42	536,271	—	—
	IMS Health Retirement Excess Plan	36.42	605,392	—	710,290	(3)
Eric M. Sherbet	—	—	—	—	—

(1)

Years are credited based on service from the date the individual became a participant in each plan. Individuals become participants in the Retirement Plan and the Retirement Excess Plan on the first day of the month coincident with or next following the attainment of age 21 and completion of one year of service.

(2)

These amounts represent the actuarial present value, as of December 31, 2019, of the total retirement benefit that would be payable to each of our named executive officers in accordance with the terms of the Retirement Plan and Retirement Excess Plan, as applicable, assuming no future service or compensation increases, and no pre-retirement mortality or termination (i.e., each named executive officer is assumed to retire at age 65 and to receive the benefit of annual interest credits at 3.00% under the Retirement Plan and 3.00% under the Retirement Excess Plan on his account balance until such point). The key actuarial assumptions and methodologies used to calculate the present value of accumulated benefits under both the Retirement Plan and Retirement Excess Plan were (i) a discount rate of 3.58% and 3.10%, respectively, and (ii) the White Collar PRI2012 mortality table with scale MP-2019.

(3)

Under the Retirement Excess Plan, if either of Messrs. Bousbib or Knightly had experienced a separation from service from us for any reason on December 31, 2019, then he would have been entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan on the later of December 31, 2019 or upon attainment of age 55. As both named executive officers attained age 55 prior to December 31, 2019, the present value is determined as of, and the lump sum is payable December 31, 2019, is shown above. The following key actuarial assumptions and methodologies were used to calculate the present value at December 31, 2019: the Retirement Excess Plan account balance as of December 31, 2019 was converted into an annuity payable on December 31, 2019 using a 3.00% interest rate and the GAM 83 Unisex Mortality Table. The resulting annuity was converted to a lump sum payable on December 31, 2019 using an interest rate of 2.20% and the GAM 83 Mortality Table. Under the Retirement Excess Plan, if a change in control occurs, and a participant’s employment with us is involuntarily terminated for a reason other than cause or the participant voluntarily terminates employment with us for good reason within 24 months thereafter, his accumulated benefit would be payable in a single lump sum on the date of such termination, even if that date precedes attainment of age 55. Accordingly, if either of Messrs. Bousbib or Knightly had been involuntarily terminated for a reason other than cause or had voluntarily terminated employment with us for good reason on December 31, 2019 following a change in control, then each executive officer would be entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan upon such termination. As Messrs. Bousbib and Knightly have each attained age 55 prior to December 31, 2019, they would receive the same present value as shown above, as of December 31, 2019, with no enhancement in value (as compared with what each named executive officer would have received had he terminated employment on December 31, 2019 not in connection with a change in control).

76 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

IMS HEALTH DEFINED BENEFIT RETIREMENT PLANS

The following table describes the defined benefit pension plans in which our Chief Executive Officer and Mr. Knightly are eligible to participate.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment	Internal Revenue Code Limitations
IMS Health Retirement Plan	Funded, tax-qualified defined benefit retirement program

All U.S.-based legacy IMS Health employees, including our Chief Executive Officer and Mr. Knightly

Benefits generally vest after three years of qualifying service

This plan was assumed by us in connection with the Merger and closed to new participants effective December 31, 2016

Benefits are defined by a cash balance formula expressed in the form of a notional or “book-keeping” account balance

Each month a participant’s cash balance “account” is increased by (i) pay credits of 6% of the participant’s compensation for that month and (ii) interest credits based on the participant’s hypothetical account balance at the end of the prior month

Monthly interest credits are based on 1/12th of the 30-year Treasury bond yields in effect during the applicable month, subject to a floor of a 3% annual yield

Participants may retire early at age 55 with three years of service

Normal retirement age is 65. Pension benefits are payable as an actuarially equivalent annuity

Lump-sum distributions are only available for benefits valued at $5,000 or less

Employees do not make contributions to the plan

Section 401(a)(17) of the Internal Revenue Code (the “IRC”) limits the annual compensation that may be taken into account in the calculation of benefits under a tax-qualified defined contribution or defined benefit pension plan, including the IMS Health Retirement Plan, to $280,000 in 2019

Section 415 of the IRC limits the annual benefit payable under a tax-qualified defined benefit plan including the IMS Health Retirement Plan, to $225,000 for 2019

IMS Health Retirement Excess Plan

Unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan

This plan provides pension benefits not provided by the IMS Health Retirement Plan due to the IRC limitations noted above

Certain eligible U.S.-based legacy IMS Health employees, including our Chief Executive Officer and Mr. Knightly

We provide, out of our general assets, amounts equal to the difference between the amount that would have been paid in the absence of the aforementioned Internal Revenue Code limits and the amount that may be paid under the IMS Health Retirement Plan

Benefits for the named executives are automatically payable upon termination of employment (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation) in the form of an actuarially equivalent lump sum

None

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 77

2019 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the non-qualified deferred compensation of each of our named executive officers for our 2019 fiscal year under the IMS Health DCERP or the IQVIA Elective Deferred Compensation Plan, as applicable. There were no contributions to, or, with respect to our named executive officers, distributions from, either of such plans during our 2019 fiscal year.

Name	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Balance at End of Fiscal Year 2019(2) ($)
Ari Bousbib	—	—
Michael R. McDonnell	—	—
W. Richard Staub, III	—	—
Kevin C. Knightly	752,653	3,912,719
Eric M. Sherbet	—	—

(1)

Earnings for Mr. Knightly represent (i) interest credited to the respective named executive officer’s Designated Account (as defined below), and (ii) the increase/decrease in fiscal year 2019 in the fair market value of shares of our common stock notionally held in the particular Designated Account (as described below).

(2)

The aggregate balance at the end of the year consists of the value of Mr. Knightly’s account under the IMS Health DCERP as of December 31, 2019. The Stock Account (as defined below) has been valued using the closing price of our common stock on December 31, 2019 ($154.51), the last business day of fiscal year 2019. Earnings on deferred amounts in a named executive officer’s Designated Account, to the extent such earnings were deemed to be “above-market” under applicable SEC rules, have been reflected in the “Summary Compensation Table” in the column labeled “—Change in Pension Value and Non-Qualified Deferred Compensation Earnings.”

The following table describes our non-qualified deferred compensation plans.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment
IMS Health Defined Contribution Executive Retirement Plan (the “IMS Health DCERP”)	Non-qualified, unfunded defined contribution plan

Plan was frozen to new participants and accruals as of June 30, 2012

Previously accrued benefits continue to be eligible to be credited with an interest credit and notional investment returns.

Mr. Knightly is fully vested in his account

Participants were able to elect to have their account notionally credited with investment credits (the portion that is so credited is referred to as a “Designated Account”) or, with respect to a designated portion of their account, notionally invested in shares of IMS Health common stock, which then became notionally invested in shares of our common stock in connection with the Merger (the portion that is so notionally invested is referred to as a “Stock Account”)

Annual investment credits to a Designated Account are calculated based on the average annual corporate bond yields from the AA to AAA Rated/10+ Years Component of the Merrill Lynch U.S. Corporate Master Index

A participant’s accounts is paid as a lump sum on or shortly after the date the participant terminates employment with us (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

78 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment
IQVIA Elective Deferred Compensation Plan	Non-qualified, deferred compensation plan	Certain IQVIA employees within the US, including our named executive officers, are eligible to participate None of our named executive officers participated in this plan during 2019

Participants may to defer up to 80% of their base salaries as of the first day of the calendar year or partial year and up to 100% of any cash bonus earned under the Annual Plan and payable to the participant with respect to that year

Contributions consist solely of participants’ elective deferral contributions with no matching or other employer contributions

Participants may elect to receive date-based, in-service distributions as long as they are active participants in the plan in either a lump sum or in annual installments up to 15 years

Upon separation from service, participants will receive their distribution either as a lump sum or in annual installments up to 15 years (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment and upon certain change in control transactions. Below we describe payments and benefits that are payable upon certain types of termination of employment or a change in control, or that are enhanced based on the circumstances of a termination or change in control.

Employment Agreement and Long-Term Incentive Award Agreements with our Chief Executive Officer. Under the terms of his employment agreement, if we terminate our Chief Executive Officer’s employment without cause (including as a result of non-renewal of the employment term by the Company), or if he resigns for good reason (as such terms are defined in the employment agreement) (either, a “qualifying termination of employment”), our Chief Executive Officer will be entitled to severance in an amount equal to two times the sum of his annual base salary and annual target bonus, payable in equal installments over the 24-month period following the termination of his employment, or if such termination or resignation occurs within the 24-month period following a change in control (as defined in the employment agreement), in a lump sum. Under the terms of his employment agreement and his outstanding long-term incentive award agreements, in the event of a qualifying termination of employment, all of our Chief Executive Officer’s outstanding time-based equity awards that remain unvested will vest in full and, if applicable, will remain exercisable for their full respective terms; and all of his outstanding performance-based equity awards that remain unvested will remain outstanding and eligible to vest based on performance (or, if a qualifying termination of employment occurs within 24 months following a change in control event, will vest based on deemed achievement of target performance on the termination date).

If our Chief Executive Officer’s employment is terminated by the Company due to his disability or terminates due to his death (as such terms are defined in his agreement), all of his outstanding equity awards that remain unvested will vest in full, and, if applicable, will remain exercisable for their full respective terms, with performance-based awards vesting based on deemed performance at target levels on the date his employment terminates. In the event of our Chief Executive Officer’s permanent retirement from the Company, with certain limited exceptions, all of his outstanding time-based equity awards that remain unvested will remain outstanding and continue to vest on the same schedule as if he had remained employed, and, if applicable, will remain exercisable for their full respective terms, and all of his outstanding performance-based awards will remain outstanding and eligible to vest

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 79

based on actual performance. Our Chief Executive Officer will be eligible for retirement when he attains age 62. As of December 31, 2019, our Chief Executive Officer was not retirement eligible under the terms of his agreement.

Upon a termination for cause or a resignation without good reason (that does not constitute a retirement, as described above), our Chief Executive Officer will be entitled to salary and other compensation that accrued before termination, but no severance will be payable.

As a condition to our Chief Executive Officer’s receipt of the severance payments described above, he must timely execute (without revoking) a release of claims in favor of us and comply with certain restrictive covenants set forth in the employment agreement, including a covenant not to compete with us or to solicit our clients or employees during and for 24 months following his employment with us. Our Chief Executive Officer is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement.

Employment and Letter Agreements with Messrs. McDonnell and Staub. In the event of a termination of employment by us without cause (or, with respect to Mr. McDonnell only, a resignation by the named executive officer for good reason), each of Messrs. McDonnell and Staub will be entitled to the severance benefits under each of their respective agreements with us and with respect to Mr. McDonnell, the Employee Protection Plan as it relates to non-salary continuation benefits.

Under Mr. McDonnell’s letter agreement, if his employment is terminated without cause or Mr. McDonnell resigns for good reason (each, as defined in the letter agreement), he would be entitled to receive severance in the amount of one times his annual base salary plus his target annual bonus in effect for the year of termination payable in installments over a twelve-month period. The letter agreement does not provide for any specific benefits in the event of a change in control.

Under Mr. Staub’s letter agreement, if Mr. Staub’s employment is terminated other than for cause (as defined in the letter agreement), he will receive cash severance, payable in equal monthly installments on our regular payroll schedule during the 24-month non-competition period following termination, equal to (i) 24 months of Mr. Staub’s base salary as of the termination date; (ii) Mr. Staub’s target annual bonus in effect for the year of termination; and (iii) the projected cost of the continuation of group health insurance coverage for Mr. Staub and his eligible dependents pursuant to COBRA for 18 months following the date of termination.

Employee Protection Plan. Messrs. Knightly and Sherbet, along with Mr. McDonnell with respect to non-salary continuation benefits, participate in the IQVIA Employee Protection Plan (the “Employee Protection Plan”), which provides for certain payments and benefits if the participant’s employment is terminated without cause (as defined in the Employee Protection Plan).

Under the Employee Protection Plan, upon the termination of a participant’s employment without cause (as defined in the Employee Protection Plan), he or she is entitled to continued base salary payments for a period of time of at least two weeks and a maximum of 52 weeks, depending on the participant’s salary grade level and years of eligible service (two weeks for each year of service, subject to certain minimum periods), continued medical, dental and vision benefits throughout the salary continuation period (but not in excess of six months regardless of the duration of continued base salary payments), and certain outplacement services. Mr. Knightly would be entitled to a maximum of 52 weeks of severance benefits under the amended and restated plan. Mr. Sherbet would be entitled to 26 weeks of severance benefits under the amended and restated plan.

A participant is entitled to severance benefits under the Employee Protection Plan following a change in control unless he or she unilaterally resigns, is offered comparable employment with us or an acquiring company, or transfers to a customer or client in connection with a transfer or outsourcing plan. Benefits under the Employee Protection Plan cease when the participant begins to earn compensation from a new employer, and are offset by the amounts of any other severance payments

80 | Compensation of Named Executive Officers	IQVIA 2020 PROXY STATEMENT

that are made to the participant or by the amount of any sign-on incentive or similar amounts paid upon commencement of the participant’s employment, if such payments occurred within 12 months of the termination. Any salary continuation or benefits payable under the Employee Protection Plan are conditioned upon the participant’s timely execution (without revoking) of a release of claims in favor of us that may include certain restrictive covenants, including covenants relating to non-competition and non-solicitation of clients or employees that would apply, in each case, during the one-year period following the participant’s termination of employment or, if longer, the participant’s salary continuation period.

Summary of potential payments. The following table estimates the dollar value of the additional payments and benefits our named executive officers, would have been entitled to receive under applicable plans and/or arrangements described above, assuming the applicable triggering event occurred on December 31, 2019, the last business day of fiscal year 2019.

Name	Type of Payment or Benefit	Involuntary Termination ($)	Termination Due to Death/ Disability ($)	Change in Control without Termination ($)	Involuntary Termination Following a Change in Control ($)
Ari Bousbib	Severance Pay(1)	10,200,000	—	—	10,200,000
	Acceleration of time- based equity awards(2)	47,016,930	47,016,930	—	47,016,930
	Performance-based equity awards (3)	12,940,831	12,940,831	—	12,940,831
	Total	70,157,761	59,957,761	—	70,157,761
Michael R. McDonnell	Severance Pay(4)	1,239,500	—	—	1,239,500
	Health & Welfare Benefits(5)	7,265	—	—	7,265
	Outplacement(8)	3,945	—	—	3,945
	Total	1,250,710	—	—	1,250,710
W. Richard Staub, III	Severance Pay(6)	1,724,250	—	—	1,724,250
	Health & Welfare Benefits(5)	21,795	—	—	21,795
	Total	1,746,045	—	—	1,746,045
Kevin C. Knightly	Severance Pay(7)	550,000	—	—	550,000
	Health & Welfare Benefits(5)	7,294	—	—	7,294
	Outplacement(8)	3,945	—	—	3,945
	Total	561,239	—	—	561,239
Eric M. Sherbet	Severance Pay(7)	262,500	—	—	262,500
	Health & Welfare Benefits(5)	7,294	—	—	7,294
	Outplacement(8)	3,945	—	—	3,945
	Total	273,739	—	—	273,739

(1)

Represents two times the sum of our Chief Executive Officer’s base salary and his target annual incentive, which is the amount payable to our Chief Executive Officer under the terms of his employment agreement in connection with a termination of his employment by us without cause or by him for good reason.

(2)

Represents the value of the acceleration of unvested time-based SARs determined based on the difference between the exercise price of the SARs and the closing price of a share of our common stock on December 31, 2019 ($154.51), the last business day of fiscal year 2019, and the value of the acceleration of unvested time-based restricted stock determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2019. For purposes of this table, we have assumed that all time-based SARs and restricted stock would be assumed, continued or substituted in connection with a change in control and that, as a result, all time-based SARs and restricted stock would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of time-based SARs and restricted stock in connection with a change in control transaction may be different. As described above, any unvested outstanding time-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment or in the event of a termination due to death or disability.

(3)

Represents the value of unvested performance shares (assuming achievement of the performance goals at target), determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2019 ($154.51). In the event of a qualifying termination of employment, our Chief Executive Officer’s

IQVIA 2020 PROXY STATEMENT	Compensation of Named Executive Officers | 81

performance shares will remain outstanding and eligible to vest based on performance. In the event of a termination due to death or disability, our Chief Executive Officer’s performance shares would be fully accelerated and paid out at target. For purposes of this table, we have assumed that all performance shares would be assumed, continued or substituted in connection with a change in control and that, as a result, all performance shares would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of performance shares in connection with a change in control transaction may be different. As described above, any unvested outstanding performance-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment following a change in control or in the event of a termination due to death or disability and would assume the achievement of the performance goals at target.

(4)	Represents an amount equal to (i) 12 months of Mr. McDonnell’s base salary and (ii) Mr. McDonnell’s target annual bonus in effect for the year of termination.

(5)

For Messrs. McDonnell, Knightly and Sherbet, represents the cost to us of paying our portion of premiums for medical, dental and prescription drug coverage for Messrs. McDonnell, Knightly and Sherbet and their eligible dependents during the period during which salary continuation payments under the provisions of the Employee Protection Plan (as in effect on December 31, 2019) are being made. For Mr. Staub, represents the projected cost of group health care continuation for 18 months for Mr. Staub and his eligible dependents, to which he would be entitled under his employment agreement.

(6)	Represents an amount equal to (i) 24 months of Mr. Staub’s base salary and (ii) Mr. Staub’s target annual bonus in effect for the year of termination.

(7)	Represents the sum of base salary continuation payable to Messrs. Knightly and Sherbet under the provisions of the Employee Protection Plan as in effect on December 31, 2019.

(8)

Represents the value of outplacement services that would be available to Messrs. McDonnell, Knightly and Sherbet in the event of a qualifying termination of employment under the Employee Protection Plan.

CEO PAY RATIO

U.S. publicly-traded companies are required to disclose the ratio of their chief executive officer’s compensation to that of their median employee under applicable rules that first became effective for our proxy statement that we filed in 2017. This disclosure is required in this Proxy Statement and requires that the median employee be selected from all employees, including full-time, part-time, seasonal and temporary employees.

Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K and represents a reasonable estimate calculated in accordance with SEC regulations and guidance. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. During 2017, we identified our median employee by using base salaries or base rate of pay as our consistently applied compensation measure, for all individuals, excluding our Chief Executive Officer, who were employed by us on December 1, 2017 (annualized in the case of part-time employees and employees who joined the Company during 2017), after applying an exclusion for certain of our non-US employees. Because we did not experience any material changes to our employee population, or changes in employee compensation arrangements, during 2019, we believe it is reasonable to use this median employee identified and reported in 2017 for purposes of calculating the pay ratio disclosure with respect to 2019 and that using this median employee would not significantly affect our pay ratio disclosure.

For 2019, the annual total compensation of our median employee, calculated under applicable SEC rules, was $118,891. The annual total compensation for our Chief Executive Officer in 2019 is reported in the “Summary Compensation Table” above. On this basis, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation is estimated at 186:1.

82 |	IQVIA 2020 PROXY STATEMENT

Proposal No. 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as independent registered public accountants for us for the year ending December 31, 2020. Ratification of the appointment of PricewaterhouseCoopers requires the vote of a majority of the shares of our common stock cast affirmatively or negatively on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the 2020 Annual Meeting and is free to make statements during the 2020 Annual Meeting.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain PricewaterhouseCoopers or to appoint another independent registered public accounting firm.

Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders or the company.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

IQVIA 2020 PROXY STATEMENT	| 83

Audit

AUDIT COMMITTEE REPORT

The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the year ended December 31, 2020. The Board will ask our stockholders to ratify this selection at the 2020 Annual Meeting.

PricewaterhouseCoopers served as our independent registered public accounting firm for the years ended December 31, 2019 and 2018. Prior to the Merger, PricewaterhouseCoopers had been independent auditor of Quintiles continuously since 2002 and for IMS Health continuously since 1998.

Among its functions, the Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.

PricewaterhouseCoopers has also confirmed to us that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures and the letter as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2019 Annual Report for filing with the SEC.

The Audit Committee

James A. Fasano, Chair

Michael J. Evanisko

Colleen A. Goggins

John M. Leonard

Ronald A. Rittenmeyer

84 | Audit	IQVIA 2020 PROXY STATEMENT

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers has served as our independent auditor for the years ended December 31, 2019 and 2018. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for us worldwide.

Audit and Other Fees for Past Two Fiscal Years. The following table sets forth the aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers for the 2019 and 2018 fiscal years:

	(in thousands)

	2019	2018
Audit fees(1)	$8,450	$10,365
Audit-related fees(2)	—	650
Tax fees(3)	4,000	4,250
All other fees(4)	35	20
Total	$12,485	$15,285

(1)

Audit fees principally include services related to the annual audit of the consolidated financial statements, quarterly review of our interim consolidated financial statements, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)	Audit-related fees consisted principally of due diligence services and financial accounting and reporting consultations for related services not already reported in audit fees.

(3)	Tax fees relate primarily to professional services for tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services.

(4)	All other fees consisted of non-audit and accounting research services.

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated each of its members, acting singly, with the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related and tax, none were billed pursuant to these provisions in fiscal 2019 without pre-approval.

The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with its independence. Our Committee has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from us and its management.

IQVIA 2020 PROXY STATEMENT	| 85

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of February 12, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

86 | Security Ownership	IQVIA 2020 PROXY STATEMENT

The percentage of shares beneficially owned is computed on the basis of 192,816,517 shares of our common stock outstanding as of February 12, 2020. Shares of our common stock that a person has the right to acquire within 60 days of February 12, 2020 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o IQVIA Holdings Inc., 83 Wooster Heights Road, Danbury, Connecticut 06810.

	Shares Beneficially Owned

Name of Beneficial Owners	Number	Percent
5% stockholders:
The Vanguard Group(1)	19,475,899	10.1%
BlackRock, Inc.(2)	14,685,767	7.6%
Directors and named executive officers:
Ari Bousbib(3)	2,145,127	1.1%
Michael R. McDonnell(4)	91,063	*
W. Richard Staub, III(5)	69,843	*
Kevin C. Knightly(6)	83,567	*
Eric M. Sherbet(7)	14,058	*
Carol J. Burt(8)	1,478	*
John P. Connaughton(9)	—	—
Jonathan J. Coslet(10)	—	—
John G. Danhakl(11)	72,467	*
Michael J. Evanisko(12)	72,850	*
James A. Fasano	—	—
Colleen A. Goggins(13)	6,752	*
John M. Leonard(14)	8,252	*
Ronald A. Rittenmeyer(15)	60,785	*
Todd B. Sisitsky(16)	—	—
All executive officers and directors as a group (16 persons)(17)	2,628,555	1.4%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)

As reported by The Vanguard Group in a Schedule 13G filed with the SEC on February 10, 2020, which reported holdings as of January 31, 2020. The Schedule 13G states that The Vanguard Group has sole voting power with respect to 264,309 shares, shared voting power with respect to 46,333 shares, sole dispositive power with respect to 19,179,092 shares, and shared dispositive power with respect to 296,807 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

As reported by BlackRock, Inc. in a Schedule 13G filed with the SEC on February 5, 2020, which reported holdings as of December 31, 2019. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 12,621,414 shares and sole dispositive power with respect to 14,685,767 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Includes 414,720 shares underlying stock options and 535,070 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 12, 2020. Also includes 127,292 shares of restricted stock that are not vested as of February 12, 2020. Of the shares beneficially owned, 543,302 shares of common stock are held in trust for the benefit of members of Mr. Bousbib’s family.

(4)	Includes 23,400 shares underlying stock options and 51,543 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 12, 2020.

(5)

Includes 13,483 shares underlying stock options and 38,631 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 12, 2020. Also includes 579 restricted stock units that are due to vest within 60 days of February 12, 2020.

IQVIA 2020 PROXY STATEMENT	Security Ownership | 87

(6)

Includes 57,122 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of February 12, 2020, and 18,566 notional shares held under the IMS Health DCERP.

(7)	Consists of 14,058 shares underlying stock appreciation rights that are exercisable within 60 days of February 12, 2020.

(8)	Consists of 1,478 shares of common stock issued pursuant to Company stock incentive plans.

(9)

Does not include shares of common stock held by Bain Capital Integral Investors 2008, L.P. (“Integral 2008”), BCIP TCV, LLC (“BCIP TCV”) and BCIP Associates-G (“BCIP-G” and, collectively, the “Bain Capital Entities”). Bain Capital Investors, LLC (“BCI”) is the ultimate general partner of Integral 2008 and governs the investment strategy and decision-making process with respect to investments held by each of BCIP TCV and BCIP-G. Mr. Connaughton, who is one of our directors, is a Managing Director of BCI and as a result, may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. Mr. Connaughton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Connaughton is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.

(10)

Mr. Coslet, who is one of our directors, is a Partner of TPG Capital. Mr. Coslet has no voting or investment power over and disclaims beneficial ownership of the shares held by TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG Partners VI, L.P., TPG Biotechnology Partners III, L.P., TPG FOF VI SPV, L.P., TPG Iceberg Co-Invest LLC, TPG Quintiles Holdco II, L.P. and TPG Quintiles Holdco III, L.P. (collectively, the “TPG Funds”) except to the extent of his pecuniary interest therein. The address of Mr. Coslet is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(11)	Consist of 70,989 shares of common stock held for the benefit of Mr. Danhakl’s family. Also includes 1,478 shares of common stock issued pursuant to Company stock incentive plans.

(12)

Consists of 5,250 shares of common stock issued pursuant to Company stock incentive plans and 67,600 shares underlying stock options, held for the benefit of Mr. Evanisko’s family, that are exercisable within 60 days of February 12, 2020.

(13)	Consists of 5,759 shares of common stock issued pursuant to Company stock incentive plans and 993 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

(14)	Consists of 8,252 shares of common stock issued pursuant to Company stock incentive plans.

(15)	Consists of 60,785 shares of common stock issued pursuant to Company stock incentive plans.

(16)

Todd B. Sisitsky, who is one of our directors, is a Partner of TPG Capital. Mr. Sisitsky has no voting or investment power over and disclaims beneficial ownership of the shares held by the TPG Funds except to the extent of his pecuniary interest therein. The address of Mr. Sisitsky is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(17)

Includes 1,217,940 shares underlying stock options and stock appreciation rights that are currently exercisable or scheduled to vest within 60 days, 579 shares underlying restricted stock units scheduled to vest within 60 days, 18,566 notional shares held under the IMS Health DCERP and 993 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

88 |	IQVIA 2020 PROXY STATEMENT

Certain Relationships and Related Person Transactions

RELATED PARTY TRANSACTIONS APPROVAL POLICY

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. For purposes of this policy, a related person transaction includes any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the Audit Committee based on full information concerning the proposed transaction, including the related persons involved, their relationship to the Company, their interest and role in the transaction, the proposed terms of the transaction, including materiality and character of the related party’s direct or indirect interest, the benefits and perceived benefits, or lack thereof, to the Company and the related party, the availability to the Company of alternative means or transactions by which to obtain like benefits, terms that would prevail in a similar transaction with an unaffiliated third party, the actual or apparent conflict of interest of the related party, and such other information as our Audit Committee deems appropriate. Our policy provides that we generally should not engage in related party transactions unless the Audit Committee has determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

SHAREHOLDERS AGREEMENT

In connection with the merger of IMS Health Holdings, Inc. (“IMS Health”) with and into Quintiles Transnational Holdings Inc. (“Quintiles”) on October 3, 2016 (the “Merger”), we entered into a shareholders agreement (the “Shareholders Agreement”) with certain of the largest post-Merger shareholders, including certain funds affiliated with TPG Global, LLC (collectively, “TPG”), certain affiliates of Bain Capital Investors, LLC (collectively, “Bain Capital”), CPP Investment Board Private Holdings Inc. (“CPPIB”), Dr. Dennis B. Gillings and certain of his affiliates (the “DG Shareholders”), and Leonard Green & Partners, L.P. (“LGP”). The DG Shareholders and LGP are no longer parties to the Shareholders Agreement. TPG, Bain Capital and CPPIB are the only remaining parties to the Shareholders Agreement. TPG, Bain Capital and CPPIB are sometimes referred to as the “SHA Parties” in this Proxy Statement.

The Shareholders Agreement provides that no party thereto or its affiliates will, except for certain pledges, transfers to permitted transferees and certain transfers in connection with underwritten public offerings, (x) transfer more than 1% of our outstanding common stock in any calendar quarter or (y) transfer any shares of our outstanding common stock to a third party that, to such shareholder’s knowledge, as a result of such transfer would own 10% or more of our outstanding common stock.

The SHA Parties have certain customary registration rights with respect to their shares of our common stock. Pursuant to the registration rights provisions of the Shareholders Agreement, the SHA Parties have demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by them, subject to certain conditions. In addition, in the event that we register shares of our common stock for sale to the public, we are required to give notice of such registration to the SHA Parties, and, subject to certain limitations, include shares of our common stock held by them in such registration. The Shareholders Agreement includes customary indemnification provisions in favor of the SHA Parties, any person who is or might be deemed a control person (within the meaning of the

IQVIA 2020 PROXY STATEMENT	Certain Relationships | 89

Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

The Shareholders Agreement will terminate with respect to any current party thereto (i) with respect to provisions regarding our Board, at such time as the party is no longer entitled to designate a nominee, (ii) with respect to provisions regarding registration rights, until such time as the party has sold all of its shares of our outstanding common stock or has the ability to sell such shares pursuant to Rule 144 of the Securities Act without volume limitations (provided that the shareholder group to which such party belongs then holds less than 3% of our outstanding common stock) and (iii) with respect to the remainder of the Shareholders Agreement, at such time as the party no longer holds any shares of our common stock. The Board designation rights for each of the parties to the Shareholders Agreement have ceased.

CORPORATE OPPORTUNITIES

Our Certificate of Incorporation was approved by stockholders in connection with the Merger and provides that TPG, Bain Capital, CPPIB and LGP, and certain of their respective affiliates, will not have any fiduciary or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The Certificate of Incorporation further provides that the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy in being offered an opportunity to participate in business opportunities that are presented to TPG, Bain Capital, CPPIB, LGP, or certain of their respective affiliates. This provision applies to these stockholders (and associated parties) only for so long as such stockholder continues to have the right under the Shareholders Agreement to designate one nominee and a nominee designated by such stockholder at any time continues to serve on the board. The Board designation rights for each of the parties to the Shareholders Agreement have ceased, but TPG, Bain Capital, CPPIB and LGP continue to have at least one current or former designee serving on the Board.

90 |	IQVIA 2020 PROXY STATEMENT

About the 2020 Annual Meeting

What is the purpose of the 2020 Annual Meeting?

At the 2020 Annual Meeting, holders of shares of our common stock will consider and act upon the following items of business:

•	Election of the three Class I director nominees named in this Proxy Statement for a three-year term

•	Advisory (non-binding) vote to approve executive compensation (say-on-pay)

•	Ratification of our Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020

•	Transaction of any other business that may properly come before the 2020 Annual Meeting

The Board recommends: (i) a vote FOR the election of the three nominees proposed for election as Class I directors, (ii) a vote FOR the approval of the compensation paid to our named executive officers and (iii) a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 and, on any other business properly brought before the 2020 Annual Meeting, in accordance with the best judgment of the named proxies.

Who are the Class I directors that will be voted on at the 2020 Annual Meeting?

The following are the Class I directors that have been nominated for election to our Board:

•	Carol J. Burt

•	Colleen A. Goggins

•	Ronald A. Rittenmeyer

Information regarding each of our directors is set forth below under “Proposal 1—Election of Directors.”

Who is entitled to vote at the 2020 Annual Meeting?

Only stockholders of record on February 12, 2020, the record date for the 2020 Annual Meeting, are entitled to receive notice of and to vote at the 2020 Annual Meeting. On that date, we had 192,816,517 shares of common stock outstanding.

What constitutes a quorum?

A quorum of shares is necessary to hold a valid stockholders’ meeting. Our Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which a stockholder directs an “abstention” from voting, as well as shares that a broker holds in “street name” and votes on some matters but not others (“broker non-votes,” which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

What vote is required to approve each item of business?

The chart below summarizes the voting requirements and effects of broker non-votes and abstentions, as prescribed by our corporate governance documents and Delaware law, on the outcome of the vote for the proposals at the Annual meeting.

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes
Election of Directors	Plurality of votes cast	A “withhold” vote or broker non-vote will have no effect on the outcome
Advisory vote to approve executive compensation (say-on-pay)	Not Applicable[1]	Not considered as votes cast and have no effect on the outcome
Ratification of independent auditor	Majority of votes cast	Not considered as votes cast and have no effect on the outcome

[1]	Because this is an advisory vote, there is no required approval.

IQVIA 2020 PROXY STATEMENT	About the 2020 Annual Meeting | 91

Our Bylaws provide that directors are elected by a plurality of votes cast, which means that the nominees with the largest number of votes will be elected as directors up to the maximum number of directors to be elected at the 2020 Annual Meeting. Our Corporate Governance Guidelines provide that, in an uncontested election, which is an election in which the number of nominees is not greater than the number of directors to be elected, a director who receives a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee’s election shall promptly tender his or her resignation from the Board. The Nominating and Governance Committee shall then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Governance Committee and the Board, in making its recommendation or decision, as applicable, shall consider what it believes is in the best interests of the Company and its stockholders and may consider any factor or other information it deems relevant. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and shall publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified. If the resignation is not accepted, the director shall continue to serve until the next annual meeting of stockholders at which such director faces re-election and until such director’s successor is elected and qualified. As the election of directors at the 2020 Annual Meeting will be uncontested, the director nominees will be elected by a plurality of the votes, subject to the foregoing procedure.

Although the advisory vote on executive compensation is non-binding, the LDC Committee will consider and take into account the voting results when making future executive compensation determinations.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “stockholder of record.” Proxy materials or a Notice of Internet Availability of Proxy Materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials or a Notice of Internet Availability of Proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions for voting. Please note that because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

How do stockholders vote?

If you are a stockholder of record, you may have your shares voted on matters presented at the 2020 Annual Meeting in any of the following ways:

•

In person—you may attend the 2020 Annual Meeting and cast your vote there. If you have already voted online, by telephone or by mail, your vote at the 2020 Annual Meeting will supersede your prior vote.

92 | About the 2020 Annual Meeting	IQVIA 2020 PROXY STATEMENT

•	By proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet at www.voteproxy.com;

•

by using the toll-free telephone number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions, as noted on your proxy card; or

•	by completing a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. E.D.T. on April 5, 2020.

If you are a beneficial owner holding in street name, please refer to your proxy card or the voting information form forwarded by your broker, bank or other nominee to see which of the above choices are available to you. Brokers are not permitted to vote for Proposals 1 or 2 if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you hold your shares through a broker or other nominee, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 3 if you do not do so.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your “proxies”) will vote your shares in the way that you indicate. The individuals named as proxies on the proxy card are Mr. Bousbib, our Chairman and Chief Executive Officer (referred to herein as our “Chief Executive Officer”), Mr. McDonnell, our Executive Vice President and Chief Financial Officer, and Mr. Sherbet, our Executive Vice President, General Counsel and Secretary. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or withheld from the election of director, or voted for or against or to abstain from voting on all, some or none of the other items of business to come before the 2020 Annual Meeting.

If you properly sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as the Board recommends, which recommendations are set forth above.

It is possible that items of business other than those listed above may be brought before stockholders at the 2020 Annual Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the persons named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion. In any event, the individuals named as proxies must comply with the rules of the SEC when voting shares on a discretionary basis. At the date of this Proxy Statement, we have not received any notice regarding any other matter to come before the 2020 Annual Meeting that was timely in accordance with our Bylaws.

If I vote by proxy, may I still attend the 2020 Annual Meeting?

Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the 2020 Annual Meeting and voting in person.

IQVIA 2020 PROXY STATEMENT	About the 2020 Annual Meeting | 93

Who Can Attend the 2020 Annual Meeting?

Any Company stockholder as of the close of business on February 12, 2020 may attend the meeting. You will need proof of ownership to enter the meeting. Even if you plan to attend the meeting, please vote your shares by submitting a proxy.

If your shares are held in street name (beneficially held in the name of a broker, bank or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

For directions to the meeting, you may contact the Secretary of the Company at 100 IMS Drive, Parsippany, New Jersey 07054.

How can I revoke a proxy?

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the 2020 Annual Meeting begins, or by attending the 2020 Annual Meeting and voting in person.

Who is paying the costs of this proxy solicitation?

We are paying the costs of the solicitation of proxies. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies on our behalf in person, by telephone, or by electronic communication. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $12,000 plus out-of-pocket expenses.

How can I find out the results of the voting at the 2020 Annual Meeting?

AST will receive and tabulate the vote in connection with the 2020 Annual Meeting. Representatives of AST will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results. AST has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting stockholder votes in a contested proxy solicitation).

Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2020 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Why did my household only receive one paper copy of the Notice? How can I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC, known as “householding.” Under this procedure, we deliver a single copy of the Notice and, if requested, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the environmental impact of

94 | About the 2020 Annual Meeting	IQVIA 2020 PROXY STATEMENT

our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate Notice or a copy of this Proxy Statement and our 2019 Annual Report to any stockholder at a shared address to which we delivered a single Notice.

To receive free of charge a separate copy of this Proxy Statement and our 2019 Annual Report, stockholders may write or call us at the following:

Investor Relations Department

100 IMS Drive

Parsippany, New Jersey 07054

ir@iqvia.com

(973) 316-4000

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I receive electronic access to proxy materials?

If you hold shares registered in your name, you may sign up at www.investordelivery.com to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when the 2019 Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

If you own your shares in street name, you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by going online at www.proxyvote.com.

If I cannot attend the 2020 Annual Meeting, what are the deadlines for voting?

If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:59 p.m. E.D.T. on Sunday, April 5, 2020 and in that case it is not necessary for you to return your proxy card.

If you choose to vote by mailing a proxy card, you should mail your signed proxy card sufficiently in advance for it to be received no later than 9:00 a.m. E.D.T. on Monday, April 6, 2020.

IQVIA 2020 PROXY STATEMENT	| 95

Other Relevant Information

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the LDC Committee of the Board consisted of Messrs. Connaughton, Danhakl, Greenberg (until his retirement), Rittenmeyer (Chair) and Sisitsky. None of the members of the committee have at any time been an officer or employee of the Company or any of its subsidiaries. During 2019, none of our executive officers served as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board or the LDC Committee.

Mr. Sisitsky was elected to the Board pursuant to the Shareholders Agreement, which as discussed above requires that all parties to the Shareholders Agreement vote in favor of the election of certain nominees designated in accordance with the Shareholders Agreement. Mr. Sisitsky is associated with TPG, which is a party to the Shareholders Agreement. Information regarding our relationship with this entity and its affiliates is described above under “Certain Relationships and Related Person Transactions.”

OTHER MATTERS

We know of no matters, other than those referred to in this Proxy Statement, that will be presented at the 2020 Annual Meeting. If, however, any other appropriate business is properly presented at the 2020 Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote on those matters for you.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Under SEC rules, for a stockholder proposal to be included in our proxy statement (and form of proxy) for presentation at our 2021 annual meeting of stockholders, the proposal must be received by us, marked to the attention of Secretary of the Company at 100 IMS Drive, Parsippany, New Jersey 07054 by October 21, 2020. As the rules of the SEC make clear, merely submitting a proposal does not guarantee its inclusion.

Our Bylaws provide for a right of proxy access. This bylaw enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, who has continuously owned at least 3% of our outstanding shares of common stock for at least three consecutive years may nominate up to 20% of the Board (but in any event at least two directors) and have such nominee(s) included in our proxy statement, if the stockholder(s) and the nominee(s) satisfy the applicable requirements set forth in our Bylaws. Stockholders seeking to have one or more nominees included in our 2021 proxy statement must deliver the notice required by our Bylaws to the attention of Secretary of the Company at 100 IMS Drive, Parsippany, New Jersey 07054 no earlier than October 21, 2020, and no later than September 21, 2020.

Under our Bylaws, and as permitted by SEC rules, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders, but that are not included in our proxy statement for that meeting.

96 | Other Relevant Information	IQVIA 2020 PROXY STATEMENT

These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at 100 IMS Drive, Parsippany, New Jersey 07054. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2021 annual meeting of stockholders no earlier than December 7, 2020, and no later than January 6, 2021.

If, however, the date of our 2021 annual meeting of stockholders is more than 30 days before or after the anniversary date of the 2020 Annual Meeting, we must receive notice on or before ten days after the day on which the date of our 2021 annual meeting of stockholders is first disclosed in a public announcement.

The nomination must contain the information specified in our Bylaws.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SOLICITATION OF PROXIES

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the 2019 Annual Report will be supplied to brokers, banks or nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, e-mail or personally.

REDUCE MAILINGS

If more than one copy of our 2019 Annual Report has been mailed to your address and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, as well as other written reports and oral statements that we make from time to time, includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,”

IQVIA 2020 PROXY STATEMENT	Other Relevant Information | 97

“target,” similar expressions, and variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the risks associated with business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) or international conflict or other disruptions outside of our control; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and the other factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments or otherwise.

By Order of the Board of Directors,

ERIC M. SHERBET

Executive Vice President, General Counsel and Secretary

Dated: February 18, 2020

Danbury, Connecticut

98 |	IQVIA 2020 PROXY STATEMENT

Appendix A

Financial Reconciliations

USE OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes financial measures not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial information is provided to enhance understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. We use non-GAAP measures in its operational and financial decision making and believe that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, we exclude all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. Internal management reports feature non-GAAP measures, which are also used to prepare strategic plans and annual budgets and review management compensation. We also believe that stockholders may find non-GAAP financial measures useful for the same reasons, although stockholders are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, stockholders should not consider such performance measures in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. Stockholders are encouraged to review the reconciliations below of these financial measures.

IQVIA 2020 PROXY STATEMENT	Appendix A | 99

IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(in millions)

(unaudited)

Year Ended December 31, 2019
Net Income Attributable to IQVIA Holdings Inc.	$ 191
Provision for income taxes	116
Depreciation and amortization	1,202
Interest expense, net	438
Loss in unconsolidated affiliates	9
Income from non-controlling interests	36
Deferred revenue purchasing accounting adjustments	10
Stock-based compensation	146
Other income, net	(6)
Loss on extinguishment of debt	24
Restructuring and related charges	77
Acquisition related charges	56
Integration related costs	101
Adjusted EBITDA	$2,400

100 | Appendix A	IQVIA 2020 PROXY STATEMENT

IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(in millions, except per share data)

(unaudited)

Year Ended December 31, 2019
Net Income Attributable to IQVIA Holdings Inc.	$191
Provision for income taxes	116
Purchase accounting amortization(1)	914
Loss in unconsolidated affiliates	9
Income from non-controlling interests	36
Deferred revenue purchasing accounting adjustments	10
Stock-based compensation	146
Other income, net	(6)
Loss on extinguishment of debt	24
Restructuring and related charges	77
Acquisition related charges	56
Royalty hedge gain	6
Integration related costs	101
Adjusted Pre Tax Income	$1,680
Adjusted tax expense	(359)
Income from non-controlling interests	(36)
Minority interest effect in non-GAAP adjustments(2)	(9)
Adjusted Net Income	$1,276
Adjusted earnings per share attributable to common stockholders:
Basic	$6.54
Diluted	$6.39
Weighted-average common shares outstanding:
Basic	195.1
Diluted	199.6

(1)	Reflects all the amortization of acquired intangible assets.

(2)	Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.

IQVIA HOLDINGS INC.

Proxy for Annual Meeting of Stockholders on April 6, 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ari Bousbib, Michael R. McDonnell, and Eric M. Sherbet, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of IQVIA HOLDINGS INC., to be held on April 6, 2020 at 9:00 a.m., E.D.T., at The Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, Connecticut 06810, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

IQVIA HOLDINGS INC.

April 6, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting, proxy statement, form of proxy card and 2019 annual report are available at https://materials.proxyvote.com/46266C

INTERNET – Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE – Call toll free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EAST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please detach along perforated line and mail in the envelope provided, IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1.	The election of three Class I directors.			2.	An advisory (non-binding) vote to approve executive compensation (say-on-pay).	☐	☐	☐
		Nominees: ○ Carol J. Burt
☐	FOR ALL NOMINEES	○ Colleen A. Goggins ○ Ronald A. Rittenmeyer		3.	The ratification of the appointment of PricewaterhouseCoopers LLP as IQVIA Holdings Inc.’s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.